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PIER 1 IMPORTS, INC.

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100 Pier 1 Place

Fort Worth, Texas 76102

May 16, 2018

Dear Shareholder:

The board of directors and management cordially invite you to attend Pier 1 Imports’ annual meeting of shareholders to be held at 10:00 a.m., local time, on Tuesday, June 26, 2018, at our corporate headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102. The formal notice of the annual meeting of shareholders and proxy statement are attached.

We have chosen to furnish our proxy statement and annual report to our shareholders over the Internet, as allowed by the rules of the Securities and Exchange Commission. Rather than mailing paper copies, we believe that this e-proxy process will expedite shareholder receipt of the materials, lower our expenses associated with this process and eliminate unnecessary printing and paper usage. As a shareholder of Pier 1 Imports, you are receiving by mail (or email) a Notice of Internet Availability of Proxy Materials (“Notice”), which will instruct you on how to access and review the proxy statement and annual report over the Internet. The Notice will also instruct you how to vote your shares over the Internet. Shareholders who would like to receive a paper copy of the Pier 1 Imports proxy statement and annual report, free of charge, should follow the instructions on the Notice. Shareholders who request paper copies will also receive a proxy card or voting instruction form which will instruct them on how to vote their shares by mail, by telephone, or over the Internet.

It is important that your shares be voted at the meeting in accordance with your preference. If you do not plan to attend, you may vote your shares by following the instructions in the Notice, proxy card, or voting instruction form. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. See the response to the question “How do I vote?” in the proxy statement for a more detailed description of voting procedures and the response to the question “Do I need an admission ticket to attend the annual meeting?” in the proxy statement for our procedures for admission to the meeting.

Sincerely,

Alasdair B. James President and Chief Executive Officer	Terry E. London Chairman of the Board

100 Pier 1 Place

Fort Worth, Texas 76102

NOTICE OF ANNUAL

MEETING OF SHAREHOLDERS

To Be Held June 26, 2018

Notice is hereby given that the annual meeting of shareholders of Pier 1 Imports, Inc., a Delaware corporation (“Pier 1 Imports” or “the Company”), will be held on Tuesday, June 26, 2018, at 10:00 a.m., local time, at Pier 1 Imports’ corporate headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102 for the following purposes, as more fully described in the accompanying proxy statement:

Proposal No. 1 –	to elect as directors the nine nominees named in the accompanying proxy statement to hold office until the next annual meeting of shareholders and until their successors are elected and qualified;
Proposal No. 2 –	to vote to adopt a non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers; and
Proposal No. 3 –	to vote to ratify the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2019.

In their discretion, the proxies are authorized to vote, as described in the accompanying proxy statement, upon any other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on April 27, 2018, are entitled to receive notice of and to vote their shares at, the annual meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders over the Internet. We believe that this process allows us to provide you with the information you need while lowering the costs associated with the annual meeting. You are cordially invited to attend the annual meeting in person. However, to ensure that your vote is counted at the annual meeting, please vote as promptly as possible.

By order of the board of directors,

Michael A. Carter

Executive Vice President, Compliance and General Counsel, Secretary

May 16, 2018

Fort Worth, Texas

100 Pier 1 Place

Fort Worth, Texas 76102

VOTING INFORMATION

Who is entitled to vote at the annual meeting?

Holders of our common stock at the close of business on April 27, 2018, are entitled to vote their shares at the annual meeting. As of that date, there were 82,968,675 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

How do I vote?

You may vote using any of the following methods:

● By Internet	● By telephone

If you are a shareholder of record, you will need the control number included on the Notice to access the proxy materials. Follow the instructions in the Notice to vote your shares electronically over the Internet. Voting over the Internet authorizes the proxies approved by the board of directors and named in the proxy card to vote your shares in the same manner as if you marked, signed and returned a proxy card. If you are a beneficial owner of shares, you may vote your shares electronically over the Internet by following the instructions sent to you by your broker, bank or other intermediary.

If you are a shareholder of record, you may vote your shares telephonically by calling the toll-free number that is referenced in the proxy materials available over the Internet or by mail. Voting by telephone authorizes the proxies approved by the board of directors and named in the proxy card to vote your shares in the same manner as if you marked, signed and returned a proxy card. If you are a beneficial owner of shares, you may vote your shares telephonically by following the instructions sent to you by your broker, bank or other intermediary.

● By mail	● In person at the annual meeting

If you are a shareholder of record, you may request printed copies of the proxy materials from us by following the instructions on the Notice, which will include a proxy card. If you are a beneficial owner of shares, you may vote your shares by mail by following the instructions sent to you by your broker, bank or other intermediary. Be sure to complete, sign and date the proxy card or voting instruction form and return it in the prepaid envelope.

All shareholders of record may vote in person at the annual meeting. You can request a ballot at the meeting. You may also be represented by another person at the annual meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other intermediary and present it to the inspector of election with your ballot to be able to vote at the annual meeting.

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on June 25, 2018. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other intermediary. We therefore recommend that you follow the voting instructions in the materials provided to you by your broker, bank or other intermediary. If you vote over the Internet or by telephone, you do not have to return a proxy card or voting instruction form. If you are located outside the United States and Canada, please use the Internet or mail voting methods. Your vote is important. Your timely response can save Pier 1 Imports the expense of attempting to contact you regarding your vote.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	1

VOTING INFORMATION

Roadmap of Voting Matters

Shareholders will be asked to vote on the following proposals:

BOARD RECOMMENDATION
Proposal No. 1 – Election of Directors (page 3)

The board of directors is seeking the election of nine director nominees. The board of directors believes that the nine director nominees possess the qualifications to provide effective leadership and oversight of Pier 1 Imports’ management and to effectively direct the long-term strategy of Pier 1 Imports.

FOR EACH DIRECTOR NOMINEE
Proposal No. 2 – Advisory Approval of the Compensation of Pier 1 Imports’ Named Executive Officers (page 21)

Pier 1 Imports is seeking a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion below under the caption “Compensation.”

FOR
Proposal No. 3 – Ratification of Engagement of Ernst & Young LLP (page 53)
The board of directors and audit committee are seeking ratification of the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2019.	FOR

In their discretion, the proxies are authorized to vote, as described in this proxy statement, upon any other business as may properly come before the annual meeting or any adjournment or postponement of the meeting. We are not aware of any additional matters that will be presented for consideration at the annual meeting.

Additional Information

Please see the Questions and Answers section beginning on page 54 for important information about the proxy materials, voting, the annual meeting, and related documents and communications.

2	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

GOVERNANCE

The board of directors believes that good corporate governance is a prerequisite to achieving business success. Pier 1 Imports’ board of directors has adopted written corporate governance guidelines and policies designed to strengthen our corporate governance. Pier 1 Imports’ Corporate Governance Guidelines include information related to the board’s role and responsibilities, director qualifications and standards for determining whether a director is independent. Each standing committee of the board of directors has adopted a charter, which sets forth the role and responsibilities of the respective committee. In addition, we have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees, including our chief executive officer, chief financial officer and principal accounting officer. The nominating and corporate governance committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and the Code of Business Conduct and Ethics at least annually, and recommending any proposed changes to the full board for approval. The Pier 1 Imports Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the audit, compensation, and nominating and corporate governance committees are available on our website at www.pier1.com by selecting “Investor Relations” under the “OUR COMPANY” section on the home page, selecting “Corporate Governance” then “Documents and Charters.” The Code of Business Conduct and Ethics may be amended, modified, or waived by the board of directors, and waivers may also be granted by the nominating and corporate governance committee, subject to the disclosure and other provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules thereunder and the applicable rules of the New York Stock Exchange (“NYSE”), and may be posted on our website within four days of such approval.

PROPOSAL NO. 1 – Election of Directors

The shareholders will vote to elect as directors the nine nominees named below at the annual meeting of shareholders. Those elected will serve on the board of directors until the next annual meeting of shareholders and until their successors are elected and qualified. The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated each person listed below to stand for election. Although we do not anticipate that any of the nominees will be unable or unwilling to serve as a director, in the event that is the case, the board of directors may reduce its size or choose a substitute for that nominee.

In order to be elected, a nominee for director must receive the affirmative vote of a majority of the votes cast with respect to such nominee by the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. An “affirmative vote of a majority of the votes cast” means that the number of votes cast “For” a nominee exceeds the number of votes cast “Against” the nominee. Abstentions and broker non-votes are not considered as votes cast.

Pursuant to our bylaws, all incumbent directors are required to deliver an irrevocable pre-election resignation to the corporate secretary prior to the filing of this proxy statement with the Securities and Exchange Commission (“SEC”). If a director fails to receive an affirmative vote of a majority of the votes cast for her or his election, the nominating and corporate governance committee, or other committee of independent directors designated by the board, will determine whether to accept such resignation in accordance with the bylaws.

Board Member Qualification Criteria

The board of directors has adopted Board Member Qualification Criteria, which are contained in the Corporate Governance Guidelines, that set out the attributes and qualifications considered by the nominating and corporate governance committee in evaluating nominees for director. The primary qualities and characteristics the committee looks for in nominees for director are:

●	leadership and management experience;

●	relevant knowledge and diversity of background and experience; and

●	personal and professional ethics, integrity and professionalism.

The committee believes that the board of directors should be comprised of individuals who have achieved a high level of distinction in their careers. As a group, the board of directors should possess a diverse and broad range of skills, perspectives and experience relevant to Pier 1 Imports’ business, such as:

●	financial expertise;

●	knowledge of the consumer and retail industry;

●	digital/e-Commerce and technology experience;

●	international experience; and

●	knowledge of public company director duties and responsibilities and governance processes.

The nominating and corporate governance committee considers whether each nominee contributes to the diverse and broad range of skills, perspectives and experience required of Pier 1 Imports’ board of directors.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	3

GOVERNANCE

Nominees for Director

The nominating and corporate governance committee believes the nine nominees possess the primary qualities and characteristics that it looks for in nominees for director. The specific experiences, qualifications, attributes and skills of each individual which support her or his nomination are included in the individual discussions below. The following illustrations show the average age, average tenure (as of May 16, 2018), and gender breakdown for the group of nominees with comparisons to the Company’s peer group for executive compensation purposes and companies in the S&P 500.

 The board of directors unanimously recommends a vote “For” the election of each of the following nominees as a director.

CLAIRE H. BABROWSKI

Ms. Babrowski brings to the board experience in key leadership roles in leading global and domestic multi-unit retail companies. She possesses significant experience in operations, finance and international and general management, as well as global exposure.

Director Since: 2011 Age: 60 Committees: Audit, Compensation

●

Retail Executive Experience:

Ms. Babrowski most recently served as executive vice president and chief operating officer of Toys “R” Us, Inc. from 2007 to 2010. From 2005 to 2006, Ms. Babrowski worked for RadioShack Corporation serving as executive vice president and chief operating officer, and then president, chief operating officer and acting chief executive officer, overseeing RadioShack’s global operations and marketing and branding. She began her career at McDonald’s Corporation, spending 30 years in various roles, including direct responsibility for McDonald’s Asia Pacific, Middle East and Africa operations, and eventually serving as senior executive vice president and chief restaurant operations officer.

●

Director Experience:

From 2006 to 2016 Ms. Babrowski served as a director, audit committee member and nominating and corporate governance committee member of Delhaize Group, a Belgian company whose American Depository Receipts are traded on the NYSE and whose ordinary shares are traded on the NYSE Euronext in Brussels. While at Delhaize, Ms. Babrowski served on several ad hoc board committees which considered from time to time various transactions. Ms. Babrowski previously served as a director and chairman of Chipotle Mexican Grill, Inc. She also previously served on the board of managers of QCE Finance LLC, which is the ultimate parent company of Quiznos, from February 2012 through May 2014, including serving as the chair of its operations and development committee and serving on the marketing committee.

4	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

GOVERNANCE

CHERYL A. BACHELDER

Ms. Bachelder is a restaurant industry executive who brings to the board over 35 years of retail brand building, guest experience, human capital and operations perspective from her recent leadership of a global public company.

Director Since: 2012 Age: 62 Committees: Compensation (Chair)

●

Retail and Consumer Executive Experience:

Ms. Bachelder most recently served as chief executive officer of Popeyes Louisiana Kitchen, Inc., from 2007 to 2017, a quick service restaurant with more than 2,600 locations worldwide. From January 2001 to September 2003, she served as the president and chief concept officer for KFC Corporation in Louisville, Kentucky, where she was directly responsible for the U.S. business. From June 1995 to December 2000, Ms. Bachelder served as vice president, marketing and product development for Domino’s Pizza, Inc. She has previously held multiple executive positions with consumer industry companies including RJR Nabisco, Gillette Company and Procter & Gamble.

●

Director Experience:

Ms. Bachelder served on the board of Popeyes Louisiana Kitchen, Inc. from November 2006 to March 2017. She served on the board of True Value Corporation from July 2006 through February 2013.

ROBERT L. BASS

Mr. Bass brings to the board a broad consumer and retail background including significant experience in big box operations and supply chain. He is currently head of global supply chain operations for Best Buy Co., Inc.

Director Since: 2018 Age: 49

●

Retail and Other Executive Experience:

Mr. Bass currently serves as chief supply chain officer for Best Buy Co., Inc., a retailer of technology products, services and solutions in the United States, Canada and Mexico, a position he has held since October 2017. In his current role, Mr. Bass is responsible for full supply chain strategy in Best Buy’s day-to-day operations, including overseeing more than 20 distribution centers fulfilling over 1,000 stores. Mr. Bass joined Best Buy in August 2013 as vice president, supply chain, and was promoted to senior vice president, supply chain in December 2015 prior to serving in his current position.

●

Other Relevant Experience:

From July 2002 to August 2013, Mr. Bass held store operations and supply chain positions at Target Corporation, a general merchandising retailer operating in the United States, including serving as a district manager for stores, a director within store operations and as senior director, supply chain. Prior to that, Mr. Bass spent the first 10 years of his career as a commercial pilot serving in a captain’s leadership role first with Midwest Airlines and later with Sun Country Airlines.

HAMISH A. DODDS

Mr. Dodds brings to the board over 30 years of executive experience in the shipping, retail, consumer goods and hospitality industries. He has lived and worked in Europe, the Middle East, Africa, South America and the United States, gaining extensive international experience in finance, franchising, joint ventures and brand management.

Director Since: 2011 Age: 61 Committees: Nominating and Corporate Governance (Chair) Other Company Boards: Dave & Buster’s Entertainment, Inc.

●

Entertainment and Consumer Goods Executive Experience:

Mr. Dodds most recently served as president and chief executive officer of Hard Rock International from 2004 through 2017, where he oversaw the strategic development and operations of restaurants, hotels, casinos and live music venues in more than 70 countries, including hands-on involvement in global logistics and brand building. Mr. Dodds has served as the chief executive officer of the Central America Beverage Corporation (CABCORP) and as division president for PepsiCo Beverages covering South America, Central America and the Caribbean.

●

Director Experience:

Mr. Dodds currently serves as a director, audit committee member and finance committee member of Dave & Buster’s Entertainment, Inc. Previously Mr. Dodds served as a board member and compensation committee member for CABCORP.

●

Other Relevant Experience:

Mr. Dodds is a fellow member of the Institute of Chartered Management Accountants and has served in a variety of general management and financial positions for PepsiCo, The Burton Group (now Arcadia Group) in the United Kingdom, and Overseas Containers, Ltd.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	5

GOVERNANCE

BRENDAN L. HOFFMAN
Mr. Hoffman brings to the board a broad retail background including experience in direct marketing, fulfillment and e-Commerce operations.	Director Since: 2011 Age: 49 Committees: Audit Other Company Boards: Vince Holding Corp.

●

Retail Executive Experience:

Since October 2015, Mr. Hoffman has served as the chief executive officer of Vince Holding Corp., a leading contemporary fashion brand with worldwide distribution, including over 2,500 distribution locations across more than 40 countries. From February 2012 to September 2014, Mr. Hoffman served as president and chief executive officer of the Bon-Ton Stores, Inc., a department store chain with over 260 stores in more than 20 states, including nine furniture galleries and five clearance centers. From October 2008 to February 2012, Mr. Hoffman served as president and chief executive officer of Lord & Taylor, a division of Hudson’s Bay Company. Prior to that, Mr. Hoffman served six years as president and chief executive officer of Neiman Marcus Direct, where he oversaw the growth of neimanmarcus.com and the launch and growth of bergdorfgoodman.com and had direct responsibility for its international operations.

●	Director Experience: Mr. Hoffman currently serves as a director of Vince Holding Corp.

●

Other Relevant Experience:

Mr. Hoffman held previous positions as vice president of Last Call Clearance Division at Neiman Marcus Stores, divisional merchandise manager of Bergdorf Goodman, Inc., a subsidiary of the Neiman Marcus Group, and divisional merchandise manager of Lord & Taylor, where he began his retail career in the executive training program. Mr. Hoffman also serves on the advisory board of the Jay H. Baker Retailing Initiative at The Wharton School.

ALASDAIR B. JAMES

Mr. James became president and chief executive officer and joined the board on May 1, 2017. He brings to the board over 25 years of retail and consumer goods experience in the U.S., U.K. and China, including marketing, sales, brand management, customer data analytics, supply chain consolidation, digital/omni-channel transformation and implementation of consumer-facing initiatives.

Director Since: 2017 Age: 47

●

Retail and Other Executive Experience:

Prior to joining Pier 1 Imports, Mr. James was employed by Sears Holdings Corporation as president of Kmart from August 2014 to March 2017. In that role he oversaw Kmart’s operations, merchandising mix, and localization strategy, as well as the strategic shift to a consumer-focused, digitally-enabled retailer. Prior to joining Sears Holdings, he served in various roles at Tesco PLC, a multinational grocery and general merchandise retailer, from June 2007 to August 2013, including commercial director of the global business unit, as well as executive vice president and commercial director of Tesco China. From June 2001 to June 2007, Mr. James served in various roles at GlaxoSmithKline PLC, a pharmaceutical company, including global marketing director for future brands. Prior to that, Mr. James spent his early career in international marketing and account management at PepsiCo.

●

Other Relevant Information:

The terms of Mr. James’ employment provide that Mr. James will be nominated for election to the board of directors for each election period occurring during his employment and the board will recommend his election to the shareholders of Pier 1 Imports.

TERRY E. LONDON

Mr. London serves as the non-executive chairman of the board. He served as interim president and chief executive officer and chairman of the board from January 1, 2017 through April 30, 2017, and executive chairman from May 1, 2017 through July 31, 2017 when he reassumed his role as non-executive chairman of the board. He provides the board with significant finance, accounting, media and public company board knowledge and experience.

Director Since: 2003 Chairman of the Board Age: 68 Committees: Nominating and Corporate Governance Other Company Boards: Johnson Outdoors, Inc.

●

Entertainment Executive Experience:

Mr. London served as the chairman of the London Broadcasting Company, Inc., a Texas-based company formed to acquire and operate Texas media properties, until July 2015. Earlier in his career, Mr. London served as president and chief executive officer, chief financial officer and chief operating officer of Gaylord Entertainment Company, a hotel, resort, entertainment and media company.

●

Director Experience:

Mr. London currently serves as a director of Johnson Outdoors, Inc. and previously served as a director of Bass Pro Shops, Inc. In his role as director on other boards, Mr. London has served as the chairman of the audit committee and member of the compensation committee.

●	Other Relevant Experience: Mr. London is a certified public accountant and was voted the Broadcaster of the Year in 2011 by the Texas Association of Broadcasters.

6	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

GOVERNANCE

MICHAEL A. PEEL
Mr. Peel brings to the board extensive human resources and broad business expertise and public company board experience.	Director Since: 2013 Age: 68 Committees: Compensation Other Company Boards: Sleep Number Corporation

●

Consumer Goods Executive Experience:

Mr. Peel spent 17 years at General Mills, a global manufacturer and marketer of consumer food products, where he served as senior vice president, worldwide human resources from 1991 to 2007 and as executive vice president of human resources and global business services from 2007 to 2008. From 1977 to 1991, Mr. Peel served in various capacities for PepsiCo, including as senior vice president, human resources for PepsiCo Worldwide Foods from 1987 to 1991, and as senior vice president, human resources for the Pepsi-Cola Bottling Group from 1984 to 1987.

●

Director Experience:

Mr. Peel has served on the board of directors of Sleep Number Corporation (formerly known as Select Comfort Corporation), a U.S.-based manufacturer of the Sleep Number and Comfortaire beds as well as foundations and bedding accessories, since 2003, previously serving as chair of its compensation and management development committee. He currently serves as chair of its corporate governance and nominating committee.

●

Other Relevant Experience:

In January 2018, Mr. Peel joined ghSMART & Company, Inc. as senior advisor and founding member of the firm’s chairman’s counsel. Previously, Mr. Peel was a Yale University officer and served as vice president, human resources and administration until his retirement in July 2017.

ANN M. SARDINI
Ms. Sardini’s 20 plus years serving in senior financial management positions for branded consumer products and media companies brings extensive, multi-faceted experience to the board.	Director Since: 2013 Age: 68 Committees: Audit (Chair) Other Company Boards: TreeHouse Foods, Inc. Ideal Protein

●

Retail and Other Executive Experience:

From 2002 until her retirement in 2012, Ms. Sardini served as the chief financial officer of Weight Watchers International, Inc., where she oversaw global operations and successfully negotiated the acquisition of WeightWatchers.com and other targets. She served as chief financial officer of Vitamin Shoppe.com, Inc. from 1999 to 2001, and as executive vice president and chief financial officer for the Children’s Television Workshop from 1995 to 1999. In addition, Ms. Sardini held finance positions ranging from controller to chief financial officer at QVC, Inc., Chris Craft Industries and the National Broadcasting Company.

●

Director Experience:

Ms. Sardini currently serves on the board of directors of TreeHouse Foods, Inc., a manufacturer of packaged foods and beverages with more than 50 manufacturing facilities across the United States, Canada and Italy, where she chairs the compensation committee, and where she previously served as lead independent director, audit committee chair and as a member of its nominating and governance committee. Since January of 2016, Ms. Sardini has served as a director and audit committee chair of Ideal Protein, a privately held company, where she currently serves as chair of the board since 2017.

●

Other Relevant Experience:

Currently, Ms. Sardini serves in a consulting and advisory capacity to early and mid-stage technology-based consumer companies and private equity firms. Ms. Sardini also currently serves on the advisory boards of To The Market, PetTrax and Everplans. Previously, she served on the advisory board of Learnvest.com and the board of Promise Project Fund for the City of New York.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	7

GOVERNANCE

Key Skills and Qualities of the Board

The following are key areas of expertise in which the members of the board have extensive management and leadership experience. The individual biographies on pages 4 through 7 provide additional information about each nominee’s specific background and experience.

CRITERIA	DEFINITION
BOARD EXPERIENCE
Public Company Board Experience	Experience serving on an outside public company board (last five years) and contributing to strategic planning, CEO succession and capital investment and allocation decisions

INDUSTRY EXPERIENCES
Public Company CEO	Current or recently retired (last three years) CEO of a public company
Consumer and Retail Industry	Current or recently retired executive or director with significant experience leading a large organization with P&L ownership in a consumer-facing company or within the retail industry
Home Furnishings Industry	Current or recently retired executive or director in the home goods industry
Public Company M&A Experience	Experience with M&A transactions as an executive or director
International Experience	Experience leading a global business and understanding the challenges of entering new markets and navigating local and regional geopolitical sensitivities
FUNCTIONAL SKILLS
Financial Expertise	Identified as a qualified financial expert and/or has experience as a CEO, CFO or other senior financial leader
Digital / e-Commerce	Executive who understands the digital world and broader digital transformation and has experience implementing digital and omni-channel strategies and/or building an e-Commerce platform
Marketing and Branding	Current or retired CMO or CEO of a business with strong brands who has a strong foundation in consumer insights, understanding consumer trends and building/maintaining great brands
Merchandising	Experience as a CMO or other executive leading merchandising for a retail company
Human Capital	Current or retired CHRO or senior executive leading the human resources function in a large public company
Supply Chain

Active or recently retired C-Suite level executive who has helped a best-in-class organization transform their supply chain operations from a strategic standpoint and has experience with non-conveyable products

Operations	Experience as an operations executive (COO, SVP Operations) or CEO with direct experience overseeing store operations, real estate or back-office operations
Technology	Experience as a CIO/CTO or other relevant experience at a large company

8	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

GOVERNANCE

PIER 1 IMPORTS – BOARD SKILLS MATRIX	TERRY E. LONDON (NON- EXECUTIVE CHAIRMAN)	ALASDAIR B. JAMES (CEO)	CLAIRE H. BABROWSKI	CHERYL A. BACHELDER	ROBERT L. BASS	HAMISH A. DODDS	BRENDAN L. HOFFMAN	MICHAEL A. PEEL	ANN M. SARDINI
BOARD EXPERIENCE
Outside Public Company Board Experience	✓		✓	✓		✓	✓	✓	✓
COMPETENCIES
INDUSTRY EXPERIENCES
Recent Public Company CEO (last 3 yrs.)	✓	✓		✓			✓
Consumer and Retail Industry	✓	✓	✓	✓	✓	✓	✓	✓	✓
Home Furnishings Industry							✓	✓
Public Company M&A Experience	✓		✓	✓					✓
International Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
FUNCTIONAL SKILLS
Financial Expertise	✓	✓	✓	✓		✓	✓		✓
Digital /e-Commerce		✓					✓		✓
Marketing and Branding		✓	✓	✓		✓	✓
Merchandising		✓				✓	✓
Human Capital								✓
Supply Chain					✓
Operations		✓	✓	✓	✓	✓	✓		✓
Technology							✓
DEMOGRAPHICS
Gender (33.33% female)	M	M	F	F	M	M	M	M	F
Age (average = 59.1)	68	47	60	62	49	61	49	68	68

The lack of a ✓ for a particular item does not mean that the director does not possess that skill, quality or experience. Pier 1 Imports looks to each director to be knowledgeable in each of the desired areas; however, the ✓ indicates an exceptional skill, quality or experience that the director brings to the board based on her or his individual background.

Board Leadership Structure

Pier 1 Imports’ bylaws require that the directors elect annually from among themselves a chairman of the board. The bylaws, however, grant the board of directors discretion as to whether the chairman of the board is an employee or an officer of Pier 1 Imports. A non-officer, non-employee elected as chairman of the board is designated as the “non-executive” chairman of the board. Pier 1 Imports’ Corporate Governance Guidelines contain general guidance that the positions of chairman of the board and chief executive officer should be held by separate individuals and that the chairman of the board should be a “non-executive.” Provisions are made in the guidelines for an independent lead director if the roles of chairman of the board and chief executive officer are combined.

Historically, since 2007, the roles of chairman and chief executive officer have been filled by separate individuals. This structure of separate individuals holding these positions focuses board leadership and company leadership in separate and distinct individuals. Each leader can direct her or his respective group on the objectives at hand while at the same time developing and implementing strategies and financial and operational policies that affect the short- and long-term value of Pier 1 Imports.

Terry London began serving as the independent non-executive chairman in fiscal 2013 and served in this role until the departure of Alexander W. Smith as president and chief executive officer on December 31, 2016. At that time, Mr. London was appointed to the position of interim president and chief executive officer effective January 1, 2017.

Mr. London’s appointment effectively combined the roles of chairman of the board and chief executive officer during his tenure as interim president and chief executive officer. Due to the fact Mr. London’s service as interim president and chief executive officer was temporary in nature, the board of directors determined not to appoint a lead director at the time of his appointment.

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On April 3, 2017, we announced the appointment of Alasdair B. James as president and chief executive officer effective May 1, 2017. The board of directors appointed Mr. London as executive chairman upon Mr. James assuming his role as president and chief executive officer. Mr. London served in the role of executive chairman through July 31, 2017, at which time he reassumed the role of non-executive chairman of the board.

Director Nomination Process

Internal Process for Identifying Candidates

Members of the nominating and corporate governance committee or other Pier 1 Imports’ directors or executive officers may, from time to time, identify potential candidates for nomination for election to our board of directors. The committee typically considers candidates for nomination to our board of directors around March (the first month of the fiscal year) of each year. All proposed nominees, including candidates recommended for nomination by shareholders in accordance with the procedures described below, are evaluated in light of our Corporate Governance Guidelines, the Board Member Qualification Criteria and the projected needs of the board of directors at the time. The committee may retain a search firm to assist in identifying potential candidates for nomination to the board of directors. The search firm’s responsibilities may include identifying and evaluating candidates believed to possess the qualities and characteristics set forth in the Board Member Qualification Criteria, as well as providing background information on potential nominees and interviewing and screening nominees if requested to do so by the committee.

In April of 2018, the nominating and corporate governance committee recommended the nomination of Robert L. Bass to the board of directors. Mr. Bass was identified by a third-party search firm. On April 5, 2018, the board of directors increased the size of the board from nine to ten directors and elected Mr. Bass as a director. Ms. McCague notified the Company of her intent not to stand for re-election as a director on April 2, 2018. The size of the board is expected to be reduced to nine directors following the expiration of Ms. McCague’s term as a director at the annual meeting of shareholders.

Shareholder Recommendations for Directors

The nominating and corporate governance committee will consider candidates recommended by shareholders for nomination for election to Pier 1 Imports’ board of directors. In order for a candidate recommended by a shareholder to be considered by the committee for inclusion as a nominee for director at the 2019 annual meeting of shareholders, the candidate must meet the Board Member Qualification Criteria described above and must consent to and be expressly interested in and willing to serve as a Pier 1 Imports director. The committee will then consider the independence of the candidate and evaluate the candidate in light of our Corporate Governance Guidelines and Board Member Qualification Criteria described above.

A shareholder who wishes to recommend a candidate for consideration by the nominating and corporate governance committee for inclusion as a nominee for director at the 2019 annual meeting of shareholders should forward by certified or express mail the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the chair of the nominating and corporate governance committee, in care of the corporate secretary, at Pier 1 Imports, Inc., 100 Pier 1 Place, Fort Worth, Texas 76102. To be properly considered by the committee, Pier 1 Imports’ corporate secretary must receive the recommendation and all required information no later than 5:00 p.m., local time, on January 16, 2019.

The corporate secretary will send properly submitted shareholder recommendations to the chair of the nominating and corporate governance committee. Individuals recommended to the committee by shareholders in accordance with these procedures will be evaluated by the committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations at Annual Meeting

Pier 1 Imports’ bylaws also permit a shareholder to propose a candidate for election as a director who is not otherwise nominated by the board of directors through the process described above if the shareholder complies with the shareholder criteria, advance notice, shareholder and nominee information, consent and other provisions contained in the bylaws. To comply with these provisions of our bylaws, a shareholder who wishes to nominate a director for election at the 2019 annual meeting of shareholders must provide us written notice in proper form accompanied by the requisite materials and information no earlier than February 26, 2019 and no later than March 28, 2019. You may contact our corporate secretary to confirm the specific information that you must provide with the advance notice.

No shareholder followed the above procedures to recommend an individual for nomination for election to the board of directors at Pier 1 Imports’ 2018 annual meeting of shareholders, and no shareholder gave us advance written notice that the shareholder intends to nominate a person for election to the board of directors at the 2018 annual meeting of shareholders.

Committees of the Board of Directors and Risk Oversight

The standing committees of the board of directors are the audit committee, the compensation committee, and the nominating and corporate governance committee. Each committee functions pursuant to a charter that is available on our website at www.pier1.com by selecting “Investor Relations” under the “OUR COMPANY” section on the home page, selecting “Corporate Governance” then “Documents and Charters.” The following is a brief description of the roles and responsibilities of each committee:

Audit Committee. The audit committee’s purpose is to:

●	assist the board of directors with oversight of:

¡	the integrity of Pier 1 Imports’ financial statements,

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¡	Pier 1 Imports’ system of internal control,

¡	Pier 1 Imports’ compliance with legal and regulatory requirements,

¡	Pier 1 Imports’ independent registered public accounting firm’s qualifications and independence (including the hiring, compensation and retention of such firm), and

¡	the performance of Pier 1 Imports’ internal audit function;

●	prepare the audit committee report that is included in this proxy statement; and

●	discuss with management Pier 1 Imports’ major financial risk exposures and the guidelines and policies governing risk assessment and management at Pier 1 Imports.

The board of directors exercises its risk oversight responsibilities directly and through delegation of specific responsibilities to the board’s committees through their charters. As part of fulfilling its role in risk oversight, the audit committee receives periodic reports from Pier 1 Imports’ management regarding their assessment and management of the full range of risks affecting Pier 1 Imports. These risks include strategic risks such as brand strategy, merchandise and talent management, operational risks such as inventory and supply chain management, cybersecurity and information technology, and financial, compliance and other risks, including product safety, financial reporting, and compliance with federal, state and local laws. The audit committee updates the board of directors regarding material risk developments. From time to time the entire board, another committee of the board or a specially designated committee of the board may assist the audit committee in this process. This process is also used to develop the risk factors set forth in Pier 1 Imports’ Annual Report on Form 10-K and in other filings with the SEC.

Each member of the audit committee is independent pursuant to the NYSE independence requirements. The board of directors has determined that each member is an audit committee financial expert, as defined by the SEC, and therefore has accounting or related financial management expertise and is financially literate within the meaning of NYSE listing standards.

Compensation Committee. The compensation committee’s purpose is to:

●	develop, review, approve and modify Pier 1 Imports’ compensation philosophy as necessary to achieve our overall business strategies and goals, attract and retain key executives, link compensation to organizational performance and provide competitive compensation opportunities;

●	discharge (except to the extent otherwise governed by an existing employment contract or other arrangement approved by the board of directors or compensation committee) the board of directors’ responsibilities relating to compensation of Pier 1 Imports’ non-employee directors, chief executive officer, executive officers and other senior officers who report directly to Pier 1 Imports’ chief executive officer;
●	establish, oversee and administer (except to the extent delegated in a governing plan document or otherwise) the policies and plans that govern the components of the compensation of those individuals, including, but not limited to, cash, equity, short- and long-term incentives, bonus, special or supplemental benefits and perquisites; and

●	receive a report from Pier 1 Imports’ management regarding succession planning, and the development and retention of executive management talent to ensure leadership continuity and organizational strength to achieve Pier 1 Imports’ business strategies and goals.

The compensation committee may retain outside compensation consulting firms to assist in the evaluation of executive officer and non-employee director compensation, and has the authority to obtain advice and assistance from independent legal counsel and other compensation advisers.

The compensation committee and board of directors believe that Pier 1 Imports’ success has resulted, in large part, from our ability to successfully attract, motivate and retain a qualified executive management team and that our future success will depend on our ability to continue to do so. Accordingly, Pier 1 Imports’ overall compensation philosophy is to structure our executive program to attract and retain highly skilled and motivated individuals who will lead Pier 1 Imports to successful short- and long-term performance and create shareholder value. We accomplish this by creating total compensation packages that are competitive in the retail industry, fair and equitable among our executives and provide strong incentives for the long-term success and performance of Pier 1 Imports. The compensation committee will continue to administer and develop Pier 1 Imports’ compensation programs in a manner designed to achieve these objectives. The compensation committee also believes that the total compensation opportunity provided for the executive officers must be evaluated against the compensation of comparable peer group companies.

Base salary and short- and long-term incentive compensation recommendations for the executive officers are typically presented to the compensation committee at one or more of the committee’s meetings prior to the beginning of the fiscal year and during the first month of the fiscal year. The presentations include recommendations by Pier 1 Imports’ chief executive officer, human resources compensation group, or both, on those elements of compensation, plus recommended plan design changes, if any, and a summary of all proposed awards to all eligible levels of management. The presentations may also include survey data from a peer group of retail companies for the compensation committee’s consideration along with studies and recommendations from an outside compensation consultant. At a meeting occurring around the first month of the fiscal year, the compensation committee and board of directors consider for approval compensation for the current fiscal year with awards generally made in April. Short- and long-term incentive compensation targets for the year are set as part of approval by the compensation committee and board of directors.

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The compensation committee retained Willis Towers Watson as its executive compensation consultant for fiscal 2018. Willis Towers Watson reported directly and was accountable to the compensation committee. Willis Towers Watson provided market data and recommendations to the compensation committee for fiscal 2018 regarding base salary, short- and long-term incentive elements of total executive compensation, and other services as directed by the committee. The market data was from a peer group of specialty retailers, all of which were publicly traded at the time the market data was provided, in addition to data provided by the Towers Watson Compensation Data Bank Retail/Wholesale Services Executive Database. Willis Towers Watson did not provide any other services to Pier 1 Imports during fiscal 2018, other than providing non-customized survey data used by management to evaluate employee compensation.

In compliance with SEC and NYSE requirements regarding the independence of compensation consultants, Willis Towers Watson has provided the compensation committee with a letter confirming its independence and the independence of its respective partners, consultants and employees who advise the compensation committee on executive compensation matters.

In addition to the compensation committee consultant described above, Pier 1 Imports’ management may, from time to time, retain an outside consultant for assistance in the formulation of new compensation programs and retirement plans and the modification of existing compensation programs and retirement plans. For fiscal 2018, Pier 1 Imports’ management did not retain an outside consultant to recommend the amount or form of executive compensation.

Each member of the compensation committee is independent pursuant to the NYSE independence requirements.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is responsible for considering and making recommendations to the board of directors regarding nominees for election as directors to the board and the membership of the various board of directors’ committees. The nominating and corporate governance committee is also responsible for board succession planning and overseeing corporate governance matters, including the Pier 1 Imports, Inc. Corporate Governance Guidelines described above on page 3. Each member of the nominating and corporate governance committee is independent pursuant to the NYSE independence requirements.

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Director Attendance at Board and Committee Meetings

and at the Annual Meeting of Shareholders

In fiscal 2018, each director attended at least 75% of the total number of board of directors meetings and meetings of the committees on which he or she served and that were held during the time of her or his service as a director and/or committee member. Although we have no formal policy on the matter, all directors are encouraged to attend Pier 1 Imports’ annual meeting of shareholders. All directors then serving attended the 2017 Pier 1 Imports annual meeting of shareholders. Committee memberships, the number of meetings of the full board and each standing committee, and each director’s dates of service for fiscal 2018 are shown in the table below.

NAME	BOARD OF DIRECTORS	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Claire H. Babrowski
02/26/2017 to 03/03/2018	Member	Member
02/26/2017 to 12/30/2017				Chair
12/31/2017 to 03/03/2018			Member
Cheryl A. Bachelder
02/26/2017 to 03/03/2018	Member		Chair
Hamish A. Dodds
02/26/2017 to 03/03/2018	Member
02/26/2017 to 12/30/2017		Member		Member
12/31/2017 to 03/03/2018				Chair
Brendan L. Hoffman
02/26/2017 to 03/03/2018	Member	Member
Alasdair B. James
05/01/2017 to 03/03/2018	Member
Terry E. London
02/26/2017 to 07/31/2017	Executive Chairman
08/01/2017 to 03/03/2018	Non-Executive Chairman
12/31/2017 to 03/03/2018				Member
Cynthia P. McCague
02/26/2017 to 03/03/2018 02/26/2017 to 12/30/2017	Member		Member	Member
Michael A. Peel
02/26/2017 to 03/03/2018 02/26/2017 to 12/30/2017	Member		Member	Member
Ann M. Sardini
02/26/2017 to 03/03/2018	Member	Chair
Number of Meetings in Fiscal 2018	13	11	8	7

Director Independence and Related Person Transactions

Independence Considerations

It is Pier 1 Imports’ policy that the board of directors will at all times consist of a majority of independent directors. In addition, all members of the audit committee, compensation committee and nominating and corporate governance committee must be independent directors. To be considered independent, a director must satisfy both the subjective and objective independence requirements established by the NYSE. In assessing independence under the subjective test, the board of directors takes into account the standards in the objective tests, and reviews and discusses additional information provided by the directors and Pier 1 Imports with regard to each director’s business and personal activities as they may relate to Pier 1 Imports and Pier 1 Imports’ management. Based on the foregoing, as required by NYSE rules, the board of directors makes a subjective determination as to each independent director that no material relationship exists with Pier 1 Imports. The board of directors will broadly consider all relevant facts and circumstances relating to a director in determining whether that director is independent.

Based on the NYSE independence requirements, the board of directors has determined that nine of the ten current members of the board of directors are independent. They are Ms. Babrowski, Ms. Bachelder, Mr. Bass, Mr. Dodds, Mr. Hoffman, Mr. London, Ms. McCague, Mr. Peel and Ms. Sardini. Ms. McCague notified the Company of her intent not to stand for re-election as a director on April 4, 2018. Pier 1 Imports’ president and chief executive officer, Alasdair B. James, is an employee director.

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Independence for the non-employee directors was considered under both the subjective and objective standards of the NYSE. In other words, none of the non-employee directors were disqualified from independent status under the objective standard, and each non-employee director was determined not to have a material relationship with Pier 1 Imports under the subjective standard. Mr. London was not considered independent during his tenure as interim president and chief executive officer and as executive chairman. Following August 1, 2017, the date on which Mr. London reassumed his role as non-executive chairman, the board evaluated Mr. London’s role and relationships with Pier 1 Imports pursuant to the requirements described above and affirmatively determined he had resumed his independent status.

For its independence determination, our board of directors, with input from the nominating and corporate governance committee, considered relationships that, while not constituting related party transactions in which a director had a direct or indirect material interest, nonetheless involved transactions between Pier 1 Imports and a company with which a director is or may be affiliated, whether through employment status or by virtue of family relationships. Included in the committee’s review were the following transactions, which occurred in the ordinary course of business. All of these matters were below the relevant thresholds for independence as set forth in the NYSE Listing Manual and our Corporate Governance Guidelines.

DIRECTOR	MATTERS CONSIDERED
Robert L. Bass	Ordinary course business transactions with Best Buy Co., Inc.
Claire H. Babrowski	Ordinary course business transactions with Sogeti, a wholly-owned subsidiary of the Capgemini Group.

Related Person Transaction Policies and Procedures

As part of our Code of Business Conduct and Ethics, Pier 1 Imports’ board of directors has adopted written Related Person Transaction Policies and Procedures that are administered by the nominating and corporate governance committee. Our Code of Business Conduct and Ethics is available on our website at www.pier1.com by selecting “Investor Relations” under the “OUR COMPANY” section on the home page, selecting “Corporate Governance” then “Documents and Charters.” The policy applies to any transaction or series of transactions in which Pier 1 Imports is a participant, the amount involved exceeds $120,000 annually and a related person has a direct or indirect material interest. The policy defines a “related person” as any (a) person who is or was (since the beginning of the last fiscal year for which Pier 1 Imports has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Pier 1 Imports common stock, or (c) immediate family member of any of the foregoing.

Transactions that fall within the policy (“interested transactions”) will be reviewed by the committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the committee will decide whether or not to approve the interested transaction and will approve only those interested transactions that are believed to be in the best interest of Pier 1 Imports.

The policy provides certain interested transactions are deemed to be pre-approved, even if the aggregate amount involved will exceed $120,000. Those interested transactions are: (a) employment of executive officers, (b) director compensation, (c) certain transactions with other companies if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of the other company’s total annual revenues, (d) certain charitable contributions by Pier 1 Imports if the aggregate amount involved does not exceed the lesser of $10,000 or 2% of the organization’s total annual receipts, (e) transactions where all shareholders receive proportional benefits (e.g., dividends), (f) transactions involving competitive bids, (g) regulated transactions, and (h) certain banking-related services. In addition, the policy delegates to the chair of the nominating and corporate governance committee the authority to pre-approve or ratify any interested transaction in which the aggregate amount involved is expected to be less than $250,000. During fiscal 2018, the chair of the nominating and corporate governance committee did not pre-approve or ratify any transactions.

Transactions with Related Persons

During fiscal 2018, there were no transactions in which Pier 1 Imports was or will become a participant and in which any related person had or will have a direct or indirect material interest that required review and approval by the nominating and governance committee.

We indemnify our directors and executive officers to the fullest extent permitted by law and have also entered into agreements with these individuals contractually obligating us to provide this indemnification.

Meetings of Independent Directors without Management Present

The independent directors of Pier 1 Imports met without management present during the last fiscal year at regularly scheduled executive sessions. Mr. London, while serving as non-executive chairman of the board of directors, presided over the meetings of the independent directors. While Mr. London served as interim president and chief executive officer and executive chairman, the independent directors were authorized to select an independent director to preside over each executive session or any other matter requiring action by the independent directors. Typically, one of the chairs of the board’s standing committees presided over those sessions.

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Procedures for Communicating with Directors

The board of directors has established a process by which shareholders and other interested parties can send communications to board members. Shareholders and other interested parties can send written communications to one or more members of Pier 1 Imports’ board of directors, addressed to:

[Name of Board Member], Board of Directors

Pier 1 Imports, Inc.

c/o Corporate Secretary

100 Pier 1 Place

Fort Worth, Texas 76102

In addition, shareholders and other interested parties may communicate with the chair of the audit committee, compensation committee, or nominating and corporate governance committee by sending an email to auditchair@pier1.com, compchair@pier1.com, or corpgovchair@pier1.com, respectively, as well as with the independent directors as a group by sending an email to independentdirectors@pier1.com, or the chairman of the board by sending an email to boardchair@pier1.com.

Communications are distributed to the board of directors or to the individual director or directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the communication. Communications that are not related to the duties and responsibilities of the board of directors or a committee will not be distributed, including spam, junk mail and mass mailings, product concerns or inquiries, new product suggestions, résumés and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, we will not distribute unsuitable material to our directors, including material that is unduly hostile, threatening or illegal.

Non-Employee Director Compensation for the Fiscal Year Ended March  3, 2018

Fees Paid to Directors

In general, directors who are Pier 1 Imports employees do not receive any compensation for their board activities. For fiscal 2018, non-employee directors fees consisted of:

●	An annual cash retainer of $150,000.

●	An additional annual cash retainer of $25,000 for each committee chair, following the increase in retainer fees to the nominating and corporate governance committee to $25,000 in line with the other committee fees.

●	An annual cash retainer of $125,000 for the chairman of the board.

For fiscal 2018, non-employee directors did not receive additional fees for attending meetings, nor did they receive stock option or restricted stock grants. During fiscal 2018, each non-employee director was eligible to participate in the Pier 1 Imports’ Director Deferred Stock Unit Program, the Pier 1 Imports, Inc. Stock Purchase Plan and the Pier 1 Imports, Inc. Deferred Compensation Plan.

At the end of fiscal 2018 and the beginning of fiscal 2019 we made the following significant changes to our board of director compensation program to better align with the market and our peers, which are effective June 26, 2018:

●	Non-employee directors will receive an annual cash retainer of $85,000.

●	Non-employee directors will also receive an annual equity award following their election at each annual meeting consisting of a number of restricted stock units valued at $100,000 based on the 30-day trailing average of the closing price of the common stock of Pier 1 Imports as of the grant date. The restricted stock units will vest in full over a one-year period ending on the date of the following year’s annual meeting of shareholders.

The board of directors increased the equity portion of non-employee director compensation to further link their interests with our shareholders. Each committee chair will continue to receive an annual cash retainer of $25,000, and the chairman of the board will continue to receive an annual cash retainer of $125,000.

During Mr. London’s service as interim president and chief executive officer from January 1, 2017 to April 30, 2017 and as executive chairman from May 1, 2017 to July 31, 2017, he continued to receive an annual cash retainer, paid monthly, of $125,000 for his service as chairman; however, he ceased receiving the non-employee director cash retainer of $150,000 during his dual-service period. In recognition for his past service as chairman of the board, and in order to provide an incentive for his continued service as chairman of the board, Mr. London received a grant of 142,857 shares of time-based restricted stock on May 1, 2017, with vesting to occur 40% on each of the first two anniversaries of the grant date and 20% on the third anniversary, provided he is still serving as a director on the respective vest dates. He began receiving his annual non-employee director cash retainer again in August of 2017.

During fiscal 2018, all of our non-employee directors, other than Mmes. Babrowski and Sardini, participated in Pier 1 Imports’ Director Deferred Stock Unit Program. The program provides an optional deferral of up to 100% of the monthly cash director fees. Deferred fees (but not committee chair or chairman fees) are matched 25% by Pier 1 Imports and the total deferred fees and matching contributions are converted into an equivalent value of deferred stock units (“DSUs”) up to a maximum calendar year limit of 750,000 units per individual. Deferred fees plus matching contributions are converted to DSUs based on the closing price of Pier 1 Imports common stock on the day the fees are payable. The DSUs are credited to an account maintained by Pier 1 Imports for each non-employee director. Each DSU is the economic equivalent of one share of Pier 1 Imports common stock. Each DSU is eligible to receive dividends payable on Pier 1 Imports common stock in additional DSUs equal to the dividend per share of common stock divided by the closing price of Pier 1

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Imports common stock on the dividend payable date. The DSUs do not have voting rights. The DSUs will be exchanged one-for-one for shares of Pier 1 Imports common stock on the date the person ceases to be a member of the board of directors and the shares will be transferred to the person within five business days of such date, except that DSUs will be settled in cash to the extent applicable plan limitations at such time preclude the issuance of Pier 1 Imports common stock.

Mmes. Babrowski and Sardini and Mr. Dodds participated in the Pier 1 Imports, Inc. Stock Purchase Plan during fiscal 2018. The stock purchase plan is a broad-based plan available to all non-employee directors and all eligible employees. The plan provides that non-employee directors may contribute to the plan all or a portion of their monthly cash director fees. Pier 1 Imports will contribute to the plan an amount equal to 25% of each non-employee director’s contribution. The contributed funds are used to make monthly purchases of shares of Pier 1 Imports common stock based on the NYSE closing price for Pier 1 Imports common stock on the last trading day of the calendar month. Shares purchased are allocated to the accounts of participants in proportion to the funds received from each respective account. All shares in a participant’s account are automatically released to the participant at least once each calendar year without affecting the participant’s participation in the plan. The participant may hold the released shares in the plan or sell or transfer the released shares. A participant’s account is credited with all dividends paid on shares held in her or his account and those cash dividends are reinvested under the plan in Pier 1 Imports common stock.

None of the non-employee directors participated in the Pier 1 Imports, Inc. Deferred Compensation Plan in fiscal 2018.

Fiscal 2018 Non-Employee Director Compensation Table

The following table sets forth a summary of the non-employee director compensation with respect to the fiscal year ended March 3, 2018, for services rendered in all capacities to Pier 1 Imports:

NAME	FEES EARNED OR PAID IN CASH(1) ($)	STOCK AWARDS(4) ($)	ALL OTHER COMPENSATION(5) ($)	TOTAL ($)
Claire H. Babrowski(2)	$180,833	$0	$37,813	$218,646
Cheryl A. Bachelder	$175,000	$63,720	–	$238,720
Hamish A. Dodds	$154,167	$38,717	$15,625	$208,509
Brendan L. Hoffman	$150,000	$34,342	$ 0	$184,342
Terry E. London(3)	$211,607	$60,367	–	$271,974
Cynthia P. McCague	$150,000	$32,443	–	$182,443
Michael A. Peel	$150,000	$61,175	–	$211,175
Ann M. Sardini	$175,000	$0	$16,500	$191,500

(1)	This column represents the amount of cash compensation earned in fiscal 2018 for board and committee service. As described in footnote 4 below, certain percentages of this cash compensation were deferred by certain directors into the Pier 1 Imports’ Director Deferred Stock Unit Program.
(2)	Ms. Babrowski received a one-time payment of $10,000 in recognition of the additional time associated with the chief executive officer search.
(3)	While serving as interim president and chief executive officer during fiscal 2018 (from February 26, 2017 – April 30, 2017) and as executive chairman (from May 1, 2017 – July 31, 2017), Mr. London continued to receive an annual cash retainer for serving as chairman of the board of directors, but did not receive the annual retainer for non-employee directors. Mr. London’s compensation for serving as interim president and chief executive officer and as executive chairman is presented in the Summary Compensation Table on page 40.
(4)	This column represents the dollar value of Pier 1 Imports’ 25% match on monthly cash director fees (but not committee chair or chairman fees) deferred by each director into the Pier 1 Imports’ Director Deferred Stock Unit Program. This column also includes dividends paid on DSUs held in her or his account. These amounts were converted to DSUs as shown in the table below. The dollar amount represents the grant date fair value of such DSUs granted in fiscal 2018 in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The number of DSUs is calculated using the closing price of Pier 1 Imports common stock on the last trading day of each fiscal month in which the fees were earned, which price was used to calculate the grant date fair value of the DSUs. For dividends, the number of DSUs is calculated using the closing price of Pier 1 Imports common stock on the dividend payable date.
(5)	See Fiscal 2018 All Other Compensation table below.

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The following table shows fiscal 2018 DSUs for each non-employee director given her or his deferral percentage and Pier 1 Imports’ match:

NAME	DEFERRAL %	FISCAL YEAR 2018 FEES DEFERRED ($)	DSUS CONVERTED FROM DEFERRED FEES (#)	DSUS CONVERTED FROM 25% COMPANY MATCH (#)	DIVIDENDS DEFERRED DURING FISCAL YEAR 2018 ($)	DSUS CONVERTED FROM DEFERRED DIVIDENDS (#)	AGGREGATE DSUS OWNED AT FISCAL 2018 YEAR-END (#)
Claire H. Babrowski	0%	$0	0	0	$0	0	0
Cheryl A. Bachelder	100%/0%(1)	$145,833	29,976	6,423	$32,470	7,578	139,125
Hamish A. Dodds	50%/70%(1)	$82,917	18,882	4,505	$18,717	4,342	85,087
Brendan L. Hoffman	50%/0%(1)	$62,500	12,847	3,212	$18,717	4,342	77,759
Terry E. London	10%/0%(1)	$11,295	2,643	360	$58,827	13,401	221,397
Cynthia P. McCague	50%	$75,000	16,542	4,135	$13,693	3,199	63,639
Michael A. Peel	100%/50%(1)	$137,500	29,388	7,347	$26,800	6,266	120,477
Ann M. Sardini	0%	$0	0	0	$0	0	0

(1)	Effective January 1, 2018, Messrs. Dodds and Peel elected to defer 70% and 50%, respectively, of their cash fees, and Ms. Bachelder and Messrs. Hoffman and London elected to no longer defer any of their cash fees.

The following table shows the Pier 1 Imports common stock closing price by month used to calculate the number of DSUs to be received for deferred director fees plus any Pier 1 Imports’ match, including the closing prices for the dividend payment dates. This closing price also represents the grant date fair value of each DSU in accordance with FASB ASC Topic 718.

FISCAL MONTH IN WHICH FEES WERE EARNED	CLOSING PRICE OF PIER 1 IMPORTS COMMON STOCK ON LAST TRADING DAY OF EACH FISCAL MONTH
March 2017	$7.16
April 2017	$6.74
May 2017	$5.23
June 2017	$5.19
July 2017	$4.69
August 2017	$4.19
September 2017	$4.19
October 2017	$4.41
November 2017	$4.45
December 2017	$4.14
January 2018	$3.64
February 2018	$3.16

DATE OF DIVIDEND	CLOSING PRICE OF PIER 1 IMPORTS COMMON STOCK
May 10, 2017	$6.87
August 2, 2017	$4.52
November 1, 2017	$4.19
January 31, 2018	$3.32

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	17

GOVERNANCE

The following table describes each component of All Other Compensation for fiscal 2018:

FISCAL 2018 ALL OTHER COMPENSATION
NAME	PAYMENTS RELATING TO STOCK PURCHASE PLAN(1)	OTHER EXPENSES(2)	TOTAL ALL OTHER COMPENSATION
Claire H. Babrowski	$37,813	$0	$37,813
Cheryl A. Bachelder	N/A	–	–
Hamish A. Dodds	$15,625	–	$15,625
Brendan L. Hoffman	N/A	$0	$ 0
Terry E. London	N/A	–	–
Cynthia P. McCague	N/A	–	–
Michael A. Peel	N/A	–	–
Ann M. Sardini	$16,500	$0	$16,500

(1)	This column reports aggregate matching contributions to the account of each director who participated in the Stock Purchase Plan.
(2)	Perquisites and personal benefits aggregating less than $10,000 are not shown.

Other Governance Matters

Prohibition on Hedging and Pledging

We have a written insider trading policy that, among other things, prohibits directors, officers and employees from selling short a Pier 1 Imports security, from trading in options on a Pier 1 Imports security, including calls, puts, and other derivative securities, from engaging in other forms of hedging or monetization transactions, such as equity swaps, exchange funds, collars or variable forwards, with respect to a Pier 1 Imports security, holding Pier 1 Imports securities in a margin account or pledging Pier 1 Imports securities as collateral for a loan, or placing standing or limit orders on a Pier 1 Imports security (except standing or limit orders under approved rule 10b5-1 trading plans).

Clawback Policy

We have a policy with respect to the recovery of cash and equity-based incentive compensation, commonly referred to as a “clawback policy,” applicable to our executive officers (as defined under Rule 3b-7 of the Exchange Act). The policy appears in Pier 1 Imports’ Code of Business Conduct and Ethics, available on our website at www.pier1.com by selecting “Investor Relations” under the “OUR COMPANY” section on the home page, selecting “Corporate Governance” then “Documents and Charters,” and governs the recovery of incentive-based compensation given the occurrence of certain events which could lead to an adjustment of that compensation.

18	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

SHARE OWNERSHIP

Security Ownership of Directors and Executive Officers

The following table indicates the beneficial ownership of Pier 1 Imports common stock by each director nominee, each named executive officer shown below in the table included under the caption “Summary Compensation Table for the Fiscal Years Ended March 3, 2018, February 25, 2017, and February 27, 2016,” and all directors and executive officers as a group, as of April 27, 2018, unless otherwise indicated below:

NAME OF BENEFICIAL OWNER	COMMON SHARES BENEFICIALLY OWNED(1)(2)	PERCENT OF CLASS
Claire H. Babrowski	77,627	*
Cheryl A. Bachelder	141,187	*
Michael R. Benkel	354,325	*
Jeffrey N. Boyer	19,784	*
Catherine David	410,956	*
Hamish A. Dodds	122,257	*
Brendan L. Hoffman	77,759	*
Alasdair B. James	616,046	*
Terry E. London	364,254	*
Cynthia P. McCague	65,916	*
Michael A. Peel	122,755	*
Darla D. Ramirez	54,831	*
Ann M. Sardini	56,871	*
Bhargav J. Shah	163,517	*
Nancy A. Walsh	182,481	*
All directors and executive officers as a group (18 individuals)	3,311,409	3.96%

*	Represents less than 1% of the outstanding shares of the class.
(1)	The table includes shares that the person has the right to acquire within 60 days of April 27, 2018, upon the exercise of stock options: Mr. Benkel (10,000 shares). The table also includes unvested shares of restricted stock over which the person has sole voting power.
(2)	The table includes DSUs as of April 27, 2018, for Ms. Bachelder (139,125 DSUs), Mr. Dodds (88,701 DSUs), Mr. Hoffman (77,759 DSUs), Mr. London (221,397 DSUs), Ms. McCague (65,916 DSUs) and Mr. Peel (122,755 DSUs). The DSUs will be exchanged one-for-one for shares of Pier 1 Imports common stock when the director ceases to be a member of the board of directors, as described above under the caption “Non-Employee Director Compensation for the Fiscal Year Ended March 3, 2018 – Fees Paid to Directors.” A DSU is the economic equivalent of one share of Pier 1 Imports common stock and does not carry any voting rights.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	19

SHARE OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table indicates the ownership by each person who is known by Pier 1 Imports as of April 27, 2018, to beneficially own more than 5% of Pier 1 Imports common stock:

NAME AND ADDRESS OF BENEFICIAL OWNER	COMMON SHARES BENEFICIALLY OWNED		PERCENT OF CLASS
Towle & Co. 1610 Des Peres Road, Suite 250 St. Louis, MO 63131	8,722,580	(1)	10.51%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	7,044,967	(2)	8.49%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,128,633	(3)	7.39%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,600,050	(4)	6.75%
JPMorgan Chase & Co 270 Park Avenue New York, NY 10017	4,290,482	(5)	5.17%

(1)	Based on information contained in a Schedule 13G filed with the SEC on February 7, 2018. Towle & Co. has sole voting power over the 8,722,580 shares shown and sole dispositive power over the 8,722,580 shares shown. The Schedule 13G filed by Towle & Co. provides information as of February 7, 2018, and, consequently, the beneficial ownership of Towle & Co. may have changed between February 7, 2018 and the printing of this proxy statement.
(2)	Based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2018, Dimensional Fund Advisors LP has sole voting power over 6,762,674 of the shares shown and sole dispositive power over the 7,044,967 shares shown. The Schedule 13G filed by Dimensional Fund Advisors LP provides information as of February 9, 2018, and, consequently, the beneficial ownership of Dimensional Fund Advisors LP may have changed between February 9, 2018 and the printing of this proxy statement.
(3)	Based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2018, The Vanguard Group has sole voting power over 88,435 of the shares shown, shared voting power over 8,241 of the shares shown, sole dispositive power over 6,037,564 of the shares shown, and shared dispositive power over 91,069 of the shares shown. The Schedule 13G/A filed by The Vanguard Group provides information as of February 7, 2018, and, consequently, the beneficial ownership of The Vanguard Group may have changed between February 9, 2018 and the printing of this proxy statement.
(4)	Based on information contained in a Schedule 13G/A filed with the SEC on January 29, 2018, BlackRock, Inc. has sole voting power over 5,370,683 of the shares shown and sole dispositive power over the 5,600,050 shares shown. The Schedule 13G/A filed by BlackRock, Inc. provides information as of January 24, 2018, and, consequently, the beneficial ownership of BlackRock, Inc. may have changed between January 29, 2018 and the printing of this proxy statement.
(5)	Based on information contained in a Schedule 13G filed with the SEC on January 11, 2018, JPMorgan Chase & Co has sole voting power over 3,777,382 shares shown and sole dispositive power over the 4,290,482 shares shown. The schedule 13G filed by JPMorgan Chase & Co provides information as of January 11, 2018, and, consequently, the beneficial ownership of JPMorgan Chase & Co may have changed between January 11, 2018 and the printing of this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of Pier 1 Imports’ equity securities, to file with the SEC reports disclosing their ownership and changes in ownership of Pier 1 Imports common stock or other equity securities. Our executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Pier 1 Imports with copies of all Section 16(a) reports they file. To our knowledge, and based solely on a review of the furnished Section 16(a) reports, all Section 16(a) filing requirements applicable to Pier 1 Imports’ executive officers, directors and greater than 10% beneficial owners during the last fiscal year were met.

20	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

COMPENSATION

PROPOSAL NO. 2 – Advisory Approval of the Compensation of Pier 1 Imports’ Named Executive Officers

A proposal to adopt a non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion under the caption “Compensation.”

Under rules adopted by the SEC pursuant to Section 14A of the Exchange Act, our shareholders are entitled to vote not less frequently than every three years upon an advisory, non-binding resolution approving the compensation of Pier 1 Imports’ named executive officers (“NEOs”), as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion (commonly called the “say-on-pay vote”). At our annual meeting of shareholders held on June 22, 2017, our shareholders indicated in an advisory vote that they overwhelmingly favored an annual say-on-pay vote. Accordingly, we are soliciting a non-binding, advisory shareholder vote on Pier 1 Imports’ executive compensation as described in this proxy statement. Shareholders are being asked to vote on the following resolution:

RESOLVED, that the compensation of Pier 1 Imports’ named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion under the caption “Compensation,” is hereby APPROVED.

The compensation of the NEOs is discussed and disclosed below in the Compensation Discussion and Analysis, compensation tables and narrative under the caption “Compensation.” As discussed in those disclosures, the board of directors and management believe that our compensation policies, principles, objectives and practices are focused on pay for performance and are strongly aligned with the long-term interests of our shareholders. Our compensation programs are designed to enable us to attract and retain talented and experienced senior executives to lead Pier 1 Imports successfully in a competitive environment.

Your vote on this resolution is advisory, and therefore not binding on Pier 1 Imports, the compensation committee, or the board of directors. The vote will not be construed to create or imply any change to the fiduciary duties of the board of directors, or to create or imply any additional fiduciary duties for the board of directors. However, Pier 1 Imports’ board of directors values the opinions of shareholders, and, if the shareholders do not adopt the resolution set forth above, the compensation committee will consider shareholder concerns and evaluate whether any actions are necessary to address those concerns.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this resolution is required to approve this resolution. Abstentions will be counted as represented and entitled to vote on this resolution and will have the effect of a vote “Against” the resolution. Broker non-votes will not be considered entitled to vote on this resolution and will not be counted in determining the number of shares necessary for approval of the resolution.

The board of directors unanimously recommends a vote “For” the non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion under the caption “Compensation.”

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	21

COMPENSATION

Compensation Discussion and Analysis

Message from the Compensation Committee

Fiscal 2018 was the start of what we believe will be a significant transformation for the Pier 1 Imports business to grow our customer base with a highly relevant and differentiated brand, style and value proposition. To support this new vision, which we refer to as Pier 1 2021: A New Day, we hired new leadership in key positions, strengthened our focus on pay for performance, and repositioned our executive compensation philosophy and principles, which will lead to changes to our executive compensation programs for fiscal 2019. We have set significant and aspirational milestones for our business and tied executive compensation programs specifically to those milestones. We believe we are well-positioned for fiscal 2019 and the future.

A New Leadership Team

To accomplish the Pier 1 2021 vision, assembling a best-in-class leadership team is a top priority. In April 2017, the board recruited Alasdair James to become our president and chief executive officer effective May 1, 2017. Mr. James came to the position with deep industry expertise and a compelling vision for the future. His leadership has focused the organization and instilled renewed energy for the future.

Beyond the appointment of Mr. James, we welcomed other key leaders whose vast experiences will further drive our transformational business strategies.

•	Kelly Cook, executive vice president, marketing and chief marketing officer, started with Pier 1 Imports in March 2018. Ms. Cook’s expertise will be critical in launching a new brand strategy to drive top-line growth.

•	Nancy Walsh, executive vice president and chief financial officer, started with Pier 1 Imports in January 2018. Ms. Walsh’s significant retail experience will be invaluable to our profit improvement initiatives.

•	William Savage, executive vice president, sourcing, started with Pier 1 Imports in December 2017. Mr. Savage’s deep retail sourcing experience will accelerate our cost savings and inventory goals.

•	Bhargav Shah, senior vice president and chief information officer, started with Pier 1 Imports in August 2017. Mr. Shah’s broad-based technology, digital and supply chain expertise will fuel the growth of our IT and digital strategy.

While there was substantial rebuilding of our leadership team in fiscal 2018, we believe the new team in place is a strong one that has the talent, expertise, drive and passion to deliver the results defined in our three-year strategic plan.

Our Commitment to Pay for Performance

Pier 1 Imports’ performance in fiscal 2018 did not meet our expectations for shareholder value creation, and as such, pay for our executives was impacted as follows:

•	None of our current named executive officers received a base pay increase (only small increases were provided for our former chief financial officer and our interim chief financial officer)

•	No bonuses were paid to our named executive officers for fiscal 2018 performance

•	No vesting occurred for our fiscal 2016-2018 performance-based restricted stock and our other outstanding performance-based stock awards are currently not projected to vest

While our pay programs are designed to be competitive with the market and our peers when targeted performance is achieved, our executives have actually earned significantly less than the compensation targets for their positions in recent years. This clear relationship between performance and pay reflects a compensation plan design that is highly results driven and closely aligned with shareholder interests. We believe we now have the transformational strategies and leadership team in place to deliver sustainable long-term value to our shareholders and, by doing so, the competitiveness of the actual compensation levels paid to company executives will be restored to targeted levels.

Repositioning our Executive Compensation Philosophy and Principles

As we begin the implementation of Pier 1 2021: A New Day with a talented new team in place, we determined that it was time for a thoughtful review of our compensation philosophy and principles. The alignment of pay and performance remains a cornerstone of our philosophy – married with the goals of high team engagement and retention – to bring the Pier 1 2021 vision to fruition.

22	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

COMPENSATION

Highlights of our Fiscal 2019 Executive Compensation Philosophy

•	Decisive and differentiated action for specific leadership talent required to accomplish the plan

•	Performance tightly linked to the key execution milestones of the transformation

•	Goals balanced to reflect both individual accountability and team collaboration required to deliver results

•	Attention to short-term foundational requirements, while building to long-term sustainable performance

•	Consideration given to affordability over time

•	Aimed to ensure we build a high-performance company that delivers substantial value creation over time

Highlights of our Fiscal 2019 Executive Compensation Programs

•	Changed metrics for short- and long-term incentive plans to align more directly with the results and outcomes of our strategic transformation

•	Shifted mix slightly of our long-term incentive vehicles to increase retention value while still maintaining a strong connection to creating shareholder value

•	Developed a goal-setting process that maintains a high degree of rigor and challenge while reflecting the rapidly changing nature of both our business and the broader retail industry

The compensation committee is committed to assessing our executive compensation programs on a regular basis. We strongly believe that in the near term, the above actions were necessary to drive performance, retention and motivation of our leadership team – all of which are essential to a successful transformation. As we monitor the execution of the business plan, the committee will regularly re-evaluate its compensation approach and adjust as merited.

In conclusion, Pier 1 Imports is pursuing a bold transformation of the Company, requiring new strategy, a new set of metrics and outcomes and a leadership team that is energized, excited and focused. The actions we have taken as a compensation committee reflect these priorities while also continuing to drive a strong pay-for-performance orientation. We are convinced that these compensation plans will allow Pier 1 Imports to attract and retain the very best leadership to drive successful results for both the Company and its shareholders and is the foundation for our support of the board’s recommendation to vote “YES” on say-on-pay (Proposal No. 2).

COMPENSATION COMMITTEE

Cheryl A. Bachelder, Chair

Claire H. Babrowski

Michael A. Peel

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	23

COMPENSATION

Introduction

At Pier 1 Imports, our ability to successfully attract, motivate and retain a qualified executive management team in a challenging and highly competitive retail environment is essential to our success. It is important that we offer competitive compensation that is structured to promote the long-term success and performance of our Company, is in the best interest of our shareholders, and delivers value to our executives. With this in mind, we set out to ensure our fiscal year 2018 executive compensation programs met the following objectives and philosophy:

In fiscal 2018, we had significant transition in leadership as we built a strong executive team that would be well positioned to lead us through a successful transformation. This Compensation Discussion and Analysis describes the compensation of our named executive officers listed in the table below for fiscal 2018:

NAMED EXECUTIVE OFFICERS	POSITION	DATES IN ROLE
Alasdair B. James	President and Chief Executive Officer	Appointed May 1, 2017
Nancy A. Walsh	Executive Vice President and Chief Financial Officer	Appointed January 25, 2018
Michael R. Benkel	Executive Vice President, Global Supply Chain	Appointed July 26, 2015
Bhargav J. Shah	Senior Vice President and Chief Information Officer	Appointed August 7, 2017
Terry E. London	Former Interim President and Chief Executive Officer	Served January 1, 2017 – April 30, 2017
Darla D. Ramirez	Former Interim Chief Financial Officer	Served October 4, 2017 – January 24, 2018
Jeffrey N. Boyer	Former Executive Vice President and Chief Financial Officer	Served July 27, 2015 – October 3, 2017
Catherine David	Former Executive Vice President, Merchandising	Served August 3, 2009 – May 1, 2018

Fiscal 2018 Leadership Transitions

On May 1, 2017, Mr. James joined Pier 1 Imports as president and chief executive officer, replacing Mr. London who had been serving as the interim president and chief executive officer and executive chairman between January 1, 2017 and April 30, 2017. Mr. London continued to serve as executive chairman through July 31, 2017, after which Mr. London returned to his former role as non-executive chairman.

On January 25, 2018, Ms. Walsh joined Pier 1 Imports as executive vice president and chief financial officer, replacing Ms. Ramirez who had been serving as the interim chief financial officer since the departure of the former chief financial officer, Mr. Boyer, in October 2017. Ms. Ramirez continued in her role as the Company’s principal accounting officer and as vice president – controller of Pier 1 Imports’ operating subsidiaries subsequent to Ms. Walsh’s hire.

Fiscal 2018 Business Performance

Fiscal 2018 was a challenging year and was marked by inconsistent financial performance due to a combination of factors, including a highly promotional competitive environment, a lack of freshness in our assortments and a value equation that did not compel customers to buy.

Fiscal 2018 financial results include:

●  Net sales decreased 1.6% to $1.8 billion.

●  Company comparable sales on a 52-week basis decreased 2.0%.

●  E-Commerce sales exceeded $450 million, with sales penetration reaching approximately 26%, up from approximately 20% in fiscal 2017.

24	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

COMPENSATION

●  Selling, general and administrative expenses were $576.9 million, or 32.1% of net sales, compared to $587.8 million, or 32.1% of net sales, during   fiscal 2017, reflecting ongoing cost control measures.

●  Net income was $11.6 million, or $0.14 per share. Adjusted net income (non-GAAP) was $16.8 million, or $0.21 per share.(1)

●  Positive cash flow from operations of $66 million.

●  Cash and cash equivalents at year-end of $135 million.

●  Inventories at the end of fiscal 2018 decreased 13.4% to $347.4 million, compared to $401.0 million at the end of fiscal 2017.

●  A total of 15 net stores closed in fiscal 2018 as part of the real estate optimization initiative announced in fiscal 2016.

(1)	This proxy statement references adjusted net income and adjusted earnings per share, which exclude the impact of legal and regulatory costs related to California wage-and-hour litigation and an ongoing Consumer Product Safety Commission inquiry and the related tax impact. Pier 1 Imports believes these non-GAAP financial measures are useful in comparing its year-over-year operating performance. Adjusted net income and adjusted earnings per share should be considered supplemental and not a substitute for Pier 1 Imports’ net income and earnings per share results reported in accordance with GAAP for the periods presented. See page 27 of the Pier 1 Imports Annual Report on Form 10-K for the fiscal year ended March 3, 2018, as filed with the SEC on May 1, 2018 for a reconciliation of these amounts.

We recently embarked on a new three-year strategic plan, Pier 1 2021: A New Day, designed to improve the Company’s brand proposition, drive sales growth and capture operating efficiencies.

While we are moving quickly to facilitate change, our fiscal 2018 results did not meet the threshold performance needed to deliver payouts (as shown in the charts below). Therefore, highlighting a strong commitment to our pay-for-performance philosophy, our named executive officers did not receive short-term incentive plan awards and no vesting occurred for our fiscal 2016-2018 performance-based restricted stock awards.

FISCAL 2018 PERFORMANCE

SHORT-TERM INCENTIVE

PROFIT GOAL Dollars in Millions	MERCHANDISE MARGIN Dollars in Millions

LONG-TERM INCENTIVE

3-YEAR PROFIT GOAL Dollars in Millions	RELATIVE 3-YEAR TOTAL SHAREHOLDER RETURN PERFORMANCE

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	25

COMPENSATION

Under Pier 1 2021: A New Day, the Company will be focused on:

●  Improving brand proposition by segmenting the marketplace and focusing on targeted consumer groups, refining merchandise assortments,   delivering value, ensuring that Pier 1 fits her style and creating ease of shopping;

●  Driving sales growth through new marketing strategies around content, digital communications and customer experience, reimagining the shopping   experience and leveraging and strengthening the Company’s omni-channel platform; and

●  Capturing operating efficiencies through initiatives across pricing and promotion, inventory reduction, sourcing and supply chain.

We remain fully committed to a pay-for-performance culture. Our leadership is equally committed to transforming the business through the successful execution of Pier 1 2021: A New Day to create value for our shareholders.

26	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

COMPENSATION

Executive Summary

Factors That Guided Our Decisions

●  Financial performance of the Company that was below expectations

●  Executive compensation philosophy and objectives

●  Need for a strong leadership team to drive our business transformation

●  Market pay practices of our peer group and broader competitors for leadership talent

●  The dynamic and challenging retail environment

Key Fiscal 2018 Compensation Decisions

The compensation decisions outlined below demonstrate our strong, sustained commitment to paying for performance.

New Named Executive Officer Pay Packages

Filling key executive positions in fiscal 2018 was a top priority. The compensation committee designed pay packages that are competitive within the retail industry and our peer group in order to attract and retain key talent to lead the development and execution of Pier 1 2021: A New Day.

		Alasdair B. James President and CEO	Nancy A. Walsh CFO	Bhargav J. Shah CIO
	Starting Salary	$1,000,000	$575,000	$425,000
	Signing Bonus	$300,000(1)	$200,000(2)	$150,000	(3)
	New-Hire Grants	$1,000,000 (stock options) $500,000 (time-based restricted stock)	$750,000 (time-based restricted stock)
	Long-Term Incentive Grant (Time-Based Restricted Stock)	$500,000		$170,000
	Long-Term Incentive Grant (Performance-Based Restricted Stock)	$1,500,000		$255,000

(1) Subject to a clawback if he left the Company or was terminated for cause within 12 months of his May 1, 2017 hire date.

(2) Subject to a pro rata clawback in the event she leaves the Company or is terminated for cause within 12 months of her January 25, 2018 hire date.

(3) Payment to offset forfeited short-term incentive opportunity related to his transition.

Short-Term Incentive

●  All named executive officers were eligible to receive short-term incentive awards in fiscal 2018, except for Ms. Walsh, due to her hire date, and Mr. London, who did not participate.

●  Fiscal 2018 short-term incentive performance targets for Profit Goal and merchandise margin dollars were not met, therefore no named executive officers received a short-term incentive award payout.

Long-Term Incentives

●  Named executive officers employed before April 14, 2017 received the following grants of performance-based restricted stock and time-based restricted shares.

¡  Approximately 60% of the shares granted for fiscal 2018 were performance-based, with half vesting based on achievement of a cumulative three-year Profit Goal (Profit Goal performance-based shares) and the other half vesting based on three-year average ROIC (ROIC performance-based shares).

¡  Approximately 40% of the shares granted for fiscal 2018 were time-based, vesting in substantially equal amounts on each of the first three anniversaries of the grant date.

●  The awards are subject to an increase or decrease of 10% based on a TSR modifier.

●  Named executive officers hired after April 14, 2017 received the grants set forth in the table above.

●  No vesting occurred for our fiscal 2016-2018 performance-based restricted stock awards based on the Profit Goal and TSR performance measures.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	27

COMPENSATION

Fiscal Year 2019 Program Updates

To support a key objective of our executive compensation plan — attracting, motivating and retaining a highly qualified and effective executive team — and reflect the unique and transformational priorities for our business, we are updating features of our incentive plans for fiscal 2019 as follows:

● Changing the metrics in the short- and long-term incentive plans to align more directly with the results and outcomes of our strategic    plan

● Changing the mix of our long-term incentive vehicles to increase the retention value while still maintaining a strong connection to    creating shareholder value

● Developing a goal setting process that maintains a high degree of rigor and challenge while reflecting the uncertain nature of both our    business and the broader retail industry

As we monitor the execution of the business plan, the committee will regularly re-evaluate the compensation approach and adjust as merited.

Chief Executive Officer Pay At-A-Glance

Mr. James’ target total direct compensation (base salary, target short-term incentive and target long-term incentive grants) for fiscal 2018 was determined when he was hired in May 2017. A significant portion of Mr. James’ total direct compensation is “at-risk.” His new-hire grants included a substantial stock option award that provides a direct link between his future compensation and the value he creates for shareholders, and 75% of his annual long-term incentive award is performance based. To the extent stock price increases and target performance measures are not achieved, or they are exceeded, our chief executive officer’s resulting compensation will be below or above the target total compensation, supporting our pay-for-performance philosophy.

CHIEF EXECUTIVE OFFICER FISCAL 2018 COMPENSATION MIX

MR. JAMES’ LONG-TERM INCENTIVE PAY “AT RISK”

	TARGET OR FAIR MARKET VALUE AT GRANT	RISK METRIC
Annual Awards
Performance-Based Restricted Stock	$1,500,000	50% Profit Goal —three-year cliff vest 50% ROIC — three-year cliff vest
Time-Based Restricted Stock	$500,000	vest 33% year 1; 33% year 2; 34% year 3
Awards Related to Mr. James’ Hire
Stock Options	$1,000,000	vest 25% year 3; 25% year 4; 50% year 5
Time-Based Restricted Stock	$500,000	three-year cliff vest

28	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

COMPENSATION

Interim CEO Pay

During Mr. London’s services as interim president and chief executive officer, he received a base salary but no short- or long-term incentive awards. When he returned to his role as chairman, he received a grant of 142,857 shares of time-based restricted stock in recognition for his past service as chairman of the board, and in order to provide an incentive for his continued service as chairman of the board. See page 36 for further details on the LTI grant.

Aligning Pay with Performance

The importance of executive leadership cannot be overstated in today’s challenging and highly competitive retail industry. Our executives must be motivated to execute as a team to achieve our strategic transformation in the short term, which we believe will lead to positive long-term results and value creation for our shareholders.

To accomplish this focus, we provide both short- and long-term incentives to our executives to encourage the effective management of major functions, teamwork, and strategy development and execution, which contribute to increased shareholder value. Therefore, the majority of named executive officer compensation is “at-risk” and tied to Pier 1 Imports’ performance.

We continue to set rigorous performance targets based on profitability as well as other financial return metrics in the near term while considering Pier 1 Imports’ performance compared to its peers.

Rewarding results linked to short- and long-term Company performance (pay for performance) is one of the four principles that comprise our executive compensation philosophy. To ensure that we are adhering to this principle, we evaluate the degree of alignment of our incentive compensation to our business results, which are reflected in our performance metrics. The three performance metrics used in our executive compensation program for fiscal 2018 align with our strategy for long-term value creation and included the following:

Profit Goal Earnings before interest, taxes, depreciation and amortization, and which may be adjusted for certain recurring non-cash items and unusual or non-recurring items each as determined by the compensation committee Merchandise Margin Dollars Gross Profit plus delivery and fulfillment net costs and store occupancy costs Return on Invested Capital (ROIC) Calculated by dividing the Company’s operating income for any particular fiscal year, less taxes, by the sum of (i) the average of the beginning and ending fiscal year inventory balances, plus (ii) the average of the beginning and ending fiscal year net fixed asset balances, less (iii) the average of the beginning and ending fiscal year accounts payable balances

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	29

COMPENSATION

Both the Profit Goal and the ROIC performance-based shares granted in fiscal 2018 are subject to an increase or decrease of 10% as shown in the table below based on Pier 1 Imports’ Total Shareholder Return percentile rank within a peer group comprised of all of the companies in the Russell 1000 Specialty Retail Index as of the beginning of fiscal 2018 plus any other specialty retailers in Pier 1 Imports’ fiscal 2018 peer group.

COMPANY’S PERCENTILE RANK WITHIN PEER GROUP	MODIFICATION OF VESTED SHARES
75th% and above	+ 10%*
above 25th% and below 75th%	no modification
25th% and below	-10%

*	Provided Pier 1 Imports’ absolute TSR is not negative

The structure of our program ensures that as an executive’s scope of responsibility increases, a greater portion of that executive’s compensation will come from performance-based pay. For fiscal 2018, our compensation program was designed based on the following objectives and metrics:

	SHORT-TERM INCENTIVE	LONG-TERM INCENTIVE	LONG-TERM INCENTIVE
Type of Award	Annual Award	Performance-Based Restricted Stock (60% of award)	Time-Based Restricted Stock (40% of award)
Form	Cash	Equity	Equity
Objective	Reward achievement of short-term corporate performance goals	● Reward long-term financial results that drive shareholder value creation ● Reinforce ownership in the Company	● Reward long-term shareholder value creation ● Reinforce ownership in the Company ● Support retention of executives
Time Horizon	1 year	3 years	3 years
Metrics	80% Profit Goal 20% merchandise margin dollars

50% Profit Goal

50% ROIC

Stock Price

Profit Goal and ROIC long-term incentive awards are subject to a +/- 10% modifier for Total Shareholder Return above the 75th percentile or below the 25th percentile compared to the peer group

Stock Price Continued Employment

Compensation Factors and Governance for Fiscal 2018

The compensation committee evaluates many factors when designing executive compensation plans and targets. The following table outlines our key practices:

WHAT WE DO	WHAT WE DON’T DO

✓Set aggressive short- and long-term performance metrics and have a majority of targeted pay for executives tied to performance

✓Use long-term incentives to encourage management retention

✓Tie a significant portion of executives’ pay to performance metrics critical to the business

✓Mitigate undue risk by using a cap on maximum payouts for short- and long-term plans and performing an annual internal risk assessment of compensation programs

✓Have stock ownership guidelines that reinforce alignment between shareholders and our executive officers

✓Maintain a clawback policy

✓Have an independent compensation consultant reporting directly to the compensation committee

Ò  Have employment agreements

Ò   Apply across-the-board base salary increases

Ò   Have tax gross-ups upon change in control

Ò   Automatically vest equity awards under stock incentive plans upon a change in control

Ò   Allow hedging, short sales, option trading or pledging of Pier 1 Imports common stock

Ò   Pay dividends on unvested restricted stock or above-market earnings on deferred compensation arrangements

Ò   Reprice underwater stock options

30	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

COMPENSATION

Role of the Compensation Committee

The compensation committee determines the appropriate level of compensation for all executive officers, including the chief executive officer.

Role of the Independent Executive Compensation Consultant

Willis Towers Watson, the compensation committee’s independent executive compensation consultant, provided consulting advice regarding executive compensation in fiscal year 2018, as well as data from the Willis Towers Watson Compensation Data Bank Retail/Wholesale Services Executive Database and public sources such as proxy filings. These resources ensure that we maintain competitive compensation practices compared to our peers and the broader retail industry.

During fiscal 2018, Willis Towers Watson did not provide any other services to Pier 1 Imports other than executive compensation consulting.

Shareholder Input on Executive Compensation

In evaluating the design of our executive compensation programs and the specific compensation decisions for each of our named executive officers, the compensation committee considers shareholder input, including the advisory “say-on-pay” vote at our annual meeting.

In 2017, approximately 97% of the votes cast approved the compensation for our named executive officers.

Shareholder Engagement

Our board of directors and our compensation committee value the opinions of our shareholders. In fiscal 2018, we continued with the compensation foundation developed in fiscal 2017 which reflected shareholder feedback, sound corporate governance and continued alignment of pay with performance. To that end, we:

●	Continued focus on performance-based long-term equity with three-year cliff vesting

●	Continued to apply a comprehensive target-setting process to ensure rigorous performance goals are established for both our short- and long-term plans

●	Continued to evaluate executive salaries on a case-by-case basis rather than utilizing across-the-board increases

●	Continued to include analysis of external data in the setting of our named executive officers’ compensation

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	31

COMPENSATION

Peer Group Used for Comparison

The fiscal 2018 peer group included the following companies, which at the time of selection were publicly traded and were direct competitors, retail industry competitors and/or local area competitors for executive talent:

Bed Bath & Beyond Inc. Chico’s FAS Inc. DSW, Inc. Finish Line, Inc. Fossil Group, Inc.	Haverty Furniture Companies, Inc. Kirkland’s, Inc. Restoration Hardware Holdings, Inc. Select Comfort Corp. Stage Stores, Inc.	Stein Mart, Inc. The Container Store Group, Inc. Ulta Salon, Cosmetics & Fragrance, Inc. Williams Sonoma, Inc.

These companies were selected by the compensation committee, with the advice of its independent executive compensation consultant, because their revenues and/or operating characteristics are comparable to those of Pier 1 Imports.

Total Compensation Target

We generally target total compensation packages for executive officers to reflect the 50th percentile of Pier 1 Imports’ peer group when planned financial and operational goals are achieved. We design our total compensation packages to provide pay above or below the 50th percentile compared to our peer group when results exceed or do not meet planned financial and operational goals.

In some cases, the compensation required to attract new executives may result in compensation packages exceeding the 50th percentile due to the intense competition for talent in the retail sector.

Elements of the Executive Compensation Program

The following chart highlights key elements of our executive compensation program and how each is linked to the objectives of our executive compensation philosophy.

	OBJECTIVE	TYPE OF COMPENSATION	KEY FEATURES
Base Salary	To provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the national retail and broader market	Cash	Based on individual skills, experience, responsibilities and performance over time
Short-Term Incentive	To encourage focus on business performance	Cash	• Rewards achievement of short-term corporate performance goals • Pays only if threshold performance levels or above are met
Long-Term Incentives Performance-Based Restricted Stock	To increase multi-year profitability and stock price and to demonstrate effective use of Pier 1 Imports’ capital	Long-Term Equity	• Rewards achievement of long-term corporate performance goals • Vests only if threshold performance levels or above are met • Links value to stock price
Long-Term Incentives Time-Based Restricted Stock	To closely align executive and shareholder interests and aid in retention	Long-Term Equity	• Promotes retention and enhances executive stock ownership • Links value to stock price
Executive Agreements	To ensure named executive officers remain focused on creating sustainable performance	Benefit	Protects the Company and the named executive officers from certain termination events by providing economic stability
Other Benefits	To aid in attracting and retaining executive talent	Benefit	Includes: • Non-qualified deferred compensation plan • Employee Stock Purchase Plan • Broad-based benefits available to all employees

32	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

COMPENSATION

Analysis of Fiscal 2018 Compensation

Base Salary

Base salaries for the named executive officers reflect the individual’s skills, experience, responsibilities and performance over time. The compensation committee determines the base salary, and any increases, for named executive officers using external surveys of salary practices for positions with similar levels of responsibility within our peer group as well as the broader industry and taking into account the performance of the individual and the Company.

The compensation committee reviews base salaries for our named executive officers annually but does not uniformly raise base salaries each year.

In fiscal 2018, none of our NEOs received a base salary increase with the exception of Mr. Boyer who received a 5% increase prior to his departure; and Ms. Ramirez, who received a base salary increase of 13% that was partially merit-based and partially in connection with her interim role.

NAMED EXECUTIVE OFFICER	ANNUALIZED FISCAL 2017 BASE SALARY	ANNUALIZED FISCAL 2018 BASE SALARY	PERCENT INCREASE

Alasdair B. James	N/A	$1,000,000	N/A

Nancy A. Walsh	N/A	$ 575,000	N/A

Bhargav J. Shah	N/A	$ 425,000	N/A

Michael R. Benkel	$360,000	$ 360,000	0%

Terry E. London (Former Interim President and Chief Executive Officer, January 1, 2017 through April 30, 2017)	$875,000	$ 875,000	0%

Darla D. Ramirez (Former Interim Chief Financial Officer, October 4, 2017 through January 24, 2018)	$221,000	$ 250,000	13%

Jeffrey N. Boyer (Former Executive Vice President and Chief Financial Officer, resigned October 3, 2017)	$500,000	$ 525,000	5%

Catherine David (Former Executive Vice President, Merchandising, resigned May 1, 2018)	$450,000	$ 450,000	0%

Short-Term Incentives

 No Bonus Payouts for Fiscal Year 2018

 Our aggressive target levels of performance for fiscal 2018 were not achieved; therefore, no named executive officer received an award payout.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	33

COMPENSATION

Our short-term incentive program is designed to reward our executives for overall Company financial performance over the fiscal year. Eighty percent of the incentive was based upon achievement of the Profit Goal and 20% was based upon achievement of merchandise margin dollars.

Merchandise Margin Dollars

Aligns product assortments with Pier 1 Imports’ customers’ tastes to provide a strong value proposition, and promotes increased efficiencies within Pier 1 Imports’ supply chain.

Profit Goal

A measure of Pier 1 Imports’ financial and operational performance designed to reward executives for high levels of operating performance, which will lead to increased profitability over time. This goal focuses on factors that an individual participant’s actions can affect because it largely eliminates the effects of financing and tax decisions as well as unusual charges.

All named executive officers were eligible to receive a cash award in fiscal 2018, except for Mr. London, who did not participate in the program, and Ms. Walsh due to the timing of her hire date. Ms. Walsh received a sign-on bonus of $200,000 after thirty days of employment subject to a pro rata clawback in the event she leaves Pier 1 Imports or is terminated for cause within 12 months of her hire date. She will be eligible to participate in the fiscal 2019 short-term incentive program at 125% of her salary, and at a level commensurate with other senior officers in subsequent years.

34	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

COMPENSATION

In setting the short-term incentive program targets for fiscal 2018, the compensation committee reviewed the Company’s actual performance in fiscal 2017 and considered management’s projections for fiscal 2018, while also ensuring the target performance percentage levels were competitive when compared to Pier 1 Imports’ peer group. The targets for each named executive officer are shown below. The fiscal 2018 Profit Goal at target represented an increase above the actual amount of the Profit Goal achieved, or Realized Profit, for fiscal 2017. No award payout was possible unless the Realized Profit for 2018 met or exceeded the threshold.

	FISCAL 2018 ANNUAL SHORT-TERM INCENTIVE OPPORTUNITY AS A PERCENTAGE OF BASE SALARY

NAMED EXECUTIVE OFFICER	AT THRESHOLD PERFORMANCE LEVELS	AT TARGET PERFORMANCE LEVELS	AT MAXIMUM PERFORMANCE LEVELS	ACTUAL FISCAL 2018 AWARD

Alasdair B. James	30%	100%	200%	$0

Nancy A. Walsh(1)	N/A	N/A	N/A	N/A

Bhargav J. Shah	22.5%	75%	150%	$0

Michael R. Benkel	22.5%	75%	150%	$0

Terry E. London (Former Interim President and Chief Executive Officer, January 1, 2017 through April 30, 2017)(2)	N/A	N/A	N/A	N/A

Darla D. Ramirez (Former Interim Chief Financial Officer, October 4, 2017 through January 24, 2018)	9%	30%	60%	$0

Jeffrey N. Boyer (Former Executive Vice President and Chief Financial Officer, resigned October 3, 2017)(3)	22.5%	75%	150%	N/A

Catherine David (Former Executive Vice President, Merchandising, resigned May 1, 2018)	22.5%	75%	150%	$0

(1)	Ms. Walsh was not eligible to receive a short-term incentive payout for fiscal 2018 because she was hired late in the fiscal year.
(2)	Mr. London did not participate in the short-term incentive program for fiscal 2018.
(3)	Mr. Boyer was not eligible to receive a short-term incentive payout for fiscal 2018 because he departed prior to the end of the fiscal year. The program requires participants to be employed with Pier 1 Imports at fiscal year end to receive a cash award.

Long-Term Incentives

Our long-term incentive program is designed to reward performance over the long term and to serve as a retention tool. During fiscal 2018, equity grants were a mix of performance-based restricted stock targeting achievement of two different performance measures with a 10% modifier based on total shareholder return (TSR), and time-based restricted stock.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	35

COMPENSATION

Approximately 60% of the shares granted at target in fiscal 2018 were performance-based, with half vesting based on achievement of a cumulative three-year Profit Goal and the other half vesting based on three-year average ROIC. Both awards can be modified upwards or downwards based on relative total shareholder return over the period. The performance metrics were designed to align with our long-term strategy by accomplishing the following:

●  Profit Goal: Reward core performance without having to factor in financing decisions, accounting decisions or tax environments.

●  ROIC: Reward efficient use of capital to generate returns over an asset base.

●  TSR: Align with shareholder value creation.

The Profit Goal and ROIC performance targets were based on the three-year business plan and set by the compensation committee after a detailed review which included benchmarking performance and evaluating the practices of peer group companies. The shares vest if Pier 1 Imports achieves the specified performance over a three-year fiscal period ending with fiscal 2020. Participants will receive:

●  50% of the award at the threshold level

●  100% of the award at the target level, and

●  200% of the award at the maximum level

These amounts are prior to application of the 10% TSR modifier discussed above.

Approximately 40% of the shares granted at target in fiscal 2018 were time-based, vesting in substantially equal amounts on the first, second and third anniversary of the grant date.

 2016 Performance-Based Share Grants Did Not Vest in Fiscal 2018

Performance-based restricted stock grants awarded in fiscal 2016 were eligible to vest in April of fiscal 2018. These grants were tied to a three-year fiscal performance period ending with fiscal 2018 based on the achievement of Profit Goal and TSR performance metrics. Performance for each of the metrics was below threshold levels, and no shares vested as a result.

In addition to the annual grants described above, we made the following grants to newly-hired named executive officers in fiscal 2018:

●	Mr. James, as part of his offer of employment, received a grant of stock options valued at $1,000,000 on May 2, 2017 (vesting 25% on the third anniversary of the grant, 25% on the fourth anniversary, and 50% on the fifth anniversary). Mr. James also received a grant of restricted stock valued at $500,000 (cliff vesting on the third anniversary). Mr. James’ annual long-term incentive grants included $1,500,000 in performance-based restricted stock (cliff vesting at the end of a three-year performance period ending in fiscal 2020) and $500,000 in time-based restricted stock (vesting in substantially equal installments on each of the first three anniversaries of the grant date). Mr. James’ mix of 75% performance-based restricted stock is higher than the other named executive officers, whose performance-based awards are 60% of the total award.

●	Ms. Walsh, as part of her offer of employment, received a grant of restricted stock on January 25, 2018, valued at $750,000, vesting in substantially equal installments on each of the first three anniversaries of the grant date.

●	Mr. Shah, as part of his offer of employment, received a grant of restricted stock on August 8, 2017, valued at $425,000, 40% of which was time-based (vesting in substantially equal installments on each of the first three anniversaries of the grant date) and 60% of which were performance-based (cliff vesting at the end of a three-year period ending in fiscal 2021).

We also made a grant of time-based restricted stock to Terry London on May 1, 2017, valued at $1,000,000, in recognition for his past service as chairman of the board and in order to provide an incentive for his continued service as chairman of the board. The grant will vest 40% on each of the first two anniversaries of the grant date and 20% on the third anniversary, provided he is still serving as a director on the vest date.

36	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

COMPENSATION

The table below provides a breakdown of the awards granted to the named executive officers in fiscal 2018.

NAMED EXECUTIVE OFFICER	PROFIT GOAL PERFORMANCE – BASED RESTRICTED STOCK SHARES AT TARGET(1)	ROIC PERFORMANCE – BASED RESTRICTED STOCK SHARES AT TARGET(1)	TIME-BASED RESTRICTED STOCK SHARES(2)	STOCK OPTION SHARES	VALUE AT TARGET(3)
Alasdair B. James	107,450	107,450	143,266	310,969	$3,500,000
Nancy A. Walsh	N/A	N/A	182,481	N/A	$ 750,000
Michael R. Benkel	15,651	15,653	20,869	N/A	$ 360,000
Bhargav J. Shah	27,419	27,420	36,558	N/A	$ 425,000
Terry E. London (Former Interim President and Chief Executive Officer, January 1, 2017 through April 30, 2017)	N/A	N/A	142,857	N/A	$1,000,000
Darla D. Ramirez (Former Interim Chief Financial Officer, October 4, 2017 through January 24, 2018)	2,732	2,732	5,464	N/A	$ 75,000
Jeffrey N. Boyer (Former Executive Vice President and Chief Financial Officer, resigned October 3, 2017)	22,825	22,827	30,434	N/A	$ 525,000
Catherine David (Former Executive Vice President, Merchandising, resigned May 1, 2018)	19,565	19,566	26,086	N/A	$ 450,000

(1)	Named executive officers must be employed on the date of filing of Pier 1 Imports’ Annual Report on Form 10-K with the SEC for fiscal 2020 to be eligible for vesting and to receive the shares contemplated by the award.
(2)	Named executive officers must be employed on the vesting date to receive the shares.
(3)	Number of shares is determined by dividing the target value by the 30-day trailing average of the closing price of Pier 1 Imports common stock as of the grant date. Grant date fair value may differ from target value as a result of differences between the stock price on the grant date and the 30-day trailing average stock price.

Special One-Time Cash Retention Award and Bonus for Ms. Ramirez

In September of 2017, the Company awarded Ms. Ramirez a one-time special cash retention award of $125,000 to retain her services during the chief financial officer transition. Ms. Ramirez’s award will vest on September 5, 2018, one year from the award date, and is contingent on her continued service through the vest date. In addition, following Ms. Walsh’s appointment as chief financial officer, Ms. Ramirez received a discretionary cash bonus of $15,000 upon completion of her service as interim chief financial officer.

Retirement and Other Plans

We offer a non-qualified deferred compensation plan, referred to as the Pier 1 Imports, Inc. Deferred Compensation Plan, to our executives and key members of management. The plan is designed to provide certain executives with post-employment financial security and to mitigate the effects of deferral limitations on highly compensated individuals in qualified plans such as Pier 1 Imports’ 401(k) plan. The plan also assists us in attracting and retaining executives and key members of management. The plan is described and discussed below under the caption “Non-Qualified Deferred Compensation Table for the Fiscal Year Ended March 3, 2018.”

We have historically maintained a supplemental executive retirement plan for certain executive officers. During fiscal 2018, no named executive officer participated in the supplemental retirement plan.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	37

COMPENSATION

Pier 1 Imports’ Guidelines on Share Ownership

Our board of directors believes it is critical for executives to be closely aligned with shareholders’ interests over both the short and long term. Our stock ownership guidelines are designed to accomplish this linkage. These guidelines provide a targeted ownership level of shares of Pier 1 Imports common stock for each named executive officer position equal to a multiple of his or her base salary. The targeted ownership level should be acquired within five years of election as an officer. Shares counted toward ownership include shares beneficially owned directly or indirectly (other than shares which might be acquired by exercise of an option or unvested performance-based restricted stock) and unvested time-based restricted stock.

POSITION	OWNERSHIP GUIDELINE

Chief Executive Officer	6 times base salary

Senior Executive Vice President	3 times base salary

Executive Vice President	2.5 times base salary

Senior Vice President	2 times base salary

Vice President	1 times base salary

The guidelines provide that once an executive achieves compliance, such executive will remain in compliance with the guidelines provided that he or she continues to hold or beneficially own the same or a greater number of eligible shares and/or units that were sufficient at that time to meet the targeted ownership level.

Our board of directors has also adopted stock ownership guidelines for its non-employee directors to encourage direct ownership in Pier 1 Imports. These guidelines will be updated to reflect the new director compensation structure and state that each non-employee director should, within five years of becoming a member of the board of directors, acquire ownership of shares of Pier 1 Imports common stock equal in value to five times the non-employee director annual retainer (i.e., 5 X $85,000) effective as of June 26, 2018. Shares counted toward ownership include shares beneficially owned directly or indirectly (other than shares which might be acquired by exercise of an option or unvested performance-based restricted stock), unvested time-based restricted stock and DSUs credited to the non-employee director.

Pier 1 Imports’ Policy on Section 162(m)

We have historically considered the effect of limitations on deductibility of compensation for federal income tax purposes. Historically, section 162(m) of the Internal Revenue Code of 1986 generally denied public companies like Pier 1 Imports a federal income tax deduction for compensation paid to the chief executive officer or any of the three other most highly compensated officers (not including the principal financial officer) that exceeded $1,000,000 for each such officer during the tax year unless such compensation was qualifying performance-based compensation. The Tax Cuts and Jobs Act, enacted in December of 2017, eliminated the exception for deductibility for qualifying performance-based compensation paid pursuant to plans approved by shareholders. For fiscal 2018, the deductibility of officer compensation was not limited by Section 162(m).

Compensation Committee Interlocks and Insider Participation

Each director of Pier 1 Imports who served as a member of the compensation committee during the fiscal year ended March 3, 2018 is identified above under the caption “Director Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders.” During fiscal 2018, there were no compensation committee interlocks or insider participation.

Compensation Risk

Pier 1 Imports’ internal audit department assists us in assessing compensation risk by conducting an annual risk assessment of our compensation policies. Internal audit’s evaluation consists of a review of all incentive plans and their compensation elements: base salary, short- and long-term incentives, performance measurement mechanics, compensation features and performance targets. Based on that assessment, we do not believe that our compensation policies, principles, objectives or practices are structured to promote inappropriate risk taking by our executives or employees whose behavior would be most affected by performance-based incentives. We believe that this focus on our overall compensation program encourages our employees to take a balanced approach that focuses on increasing and sustaining Pier 1 Imports’ profitability.

38	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

COMPENSATION

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis above. Based on the review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in Pier 1 Imports’ 2018 proxy statement.

COMPENSATION COMMITTEE

Cheryl A. Bachelder, Chair

Claire H. Babrowski

Michael A. Peel

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	39

COMPENSATION

Summary Compensation Table for the Fiscal Years Ended March 3, 2018, February 25, 2017, and February 27, 2016

The following table sets forth a summary of the compensation in the past three fiscal years for services rendered in all capacities to Pier 1 Imports and its subsidiaries by the chief executive officer, the former interim chief executive officer, the chief financial officer, the former chief financial officer, the former interim chief financial officer, and the three other most highly compensated executive officers.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY (1) ($)	BONUS (2) ($)	STOCK AWARDS (3) ($)	OPTION AWARDS (4) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION (5) ($)	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION (6) ($)	TOTAL ($)
Alasdair B. James President and Chief Executive Officer (appointed May 1, 2017)	2018	$826,923	$300,000	$1,674,782	1,001,320	$0	$0	$78,568	$3,881,593
Terry E. London (7) Former Interim President and Chief Executive Officer (January 1, 2017 through April 30, 2017)	2018	$370,192	$0	$939,999	N/A	N/A	$0	$2,901	$1,313,092
	2017	$134,615	$0	N/A	N/A	N/A	$0	$528	$135,143

Nancy A. Walsh Executive Vice President and Chief Financial Officer (appointed January 25, 2018)	2018	$48,654	$200,000	$671,530	N/A	N/A	$0	$23,335	$943,519
Jeffrey N. Boyer Former Executive Vice President and Chief Financial Officer (resigned October 3, 2017)	2018	$332,404	$0	$350,977	N/A	$0	$0	$21,767	$705,148
	2017	$500,000	$0	$466,359	N/A	$177,000	$0	$33,308	$1,176,667
	2016	$298,077	$0	$480,671	N/A	$0	$0	$153,530	$932,278
Darla D. Ramirez (8) Former Interim Chief Financial Officer (October 4, 2017 through January 24, 2018)	2018	$235,740	$15,000	$54,012	N/A	$0	$0	$18,550	$323,302
Catherine David Former Executive Vice President, Merchandising (resigned May 1, 2018)	2018	$450,000	$225,000	$300,840	N/A	$0	$0	$33,614	$1,009,454
	2017	$450,000	$0	$436,868	N/A	$159,300	$0	$31,694	$1,077,862
	2016	$446,923	$0	$532,391	N/A	$0	$0	$34,917	$1,014,231
Michael R. Benkel Executive Vice President, Global Supply Chain	2018	$360,000	$180,000	$240,667	N/A	$0	$0	$34,919	$815,586
	2017	$360,000	$0	$350,131	N/A	$127,440	$0	$27,037	$864,608
	2016	$360,000	$0	$426,762	N/A	$0	$0	$27,037	$813,799
Bhargav J. Shah Senior Vice President and Chief Information Officer (appointed August 7, 2017)	2018	$237,019	$150,000	$294,294	N/A	$0	$0	$49,767	$731,080

(1)	This column represents the amount of base salary earned during each fiscal year.
(2)	This column represents the following bonus payments: for Mr. James and Ms. Walsh, signing bonuses subject to a clawback if employment is terminated by Pier 1 Imports for cause or voluntarily prior to twelve months from the date of hire; for Mr. Shah, a payment to offset forfeited short-term incentive opportunity related to his transition; for Ms. David and Mr. Benkel, retention bonuses granted in fiscal 2017 that vested in 2018; and for Ms. Ramirez, a completion bonus following her service as interim chief financial officer.
(3)	This column represents the accounting grant date fair value of all time-based and performance-based restricted stock awards issued during the fiscal year. These amounts reflect the accounting expense for these awards in accordance with accounting rules, and do not necessarily correspond to the actual value that will be recognized by the NEO. For time-based and performance-based restricted stock awards, fair value is calculated using the closing price of Pier 1 Imports common stock on the date of grant. If the date of grant occurs on a day when Pier 1 Imports common stock is not traded, then the closing price on the last trading day before the date of grant is used. For these awards, the closing price on the date of grant for fiscal 2018 awards was $6.68 for Mr. James. The closing prices on the grant dates for the other NEOs were $6.58, $6.59, $4.60 and $3.68. The amounts shown exclude the impact of forfeitures related to service-based vesting conditions.

For performance-based awards, the grant date fair value is based on the probable outcome of Pier 1 Imports achieving performance thresholds. The amounts in the table assume thresholds are met and the threshold number of shares awarded will vest. If the grant date fair value associated with all performance-based awards issued in fiscal 2018 had been valued at maximum performance, the total grant date fair value of stock awards reported for fiscal 2018 would have been: for Mr. James, $4,085,531, for Mr. London, no change, for Ms. Walsh, no change, for Mr. Boyer, $856,968, for Ms. Ramirez, $114,564, for Ms. David, $734,531, for Mr. Benkel, $587,611 and for Mr. Shah, $738,378. The performance-based shares awarded on April 14, 2017, May 2, 2017 and August 8, 2017 are subject to an increase or decrease of 10% based on TSR as discussed above in Compensation Discussion and Analysis (“TSR Modifier”). The fair value for the TSR Modifier on performance-based restricted stock awards was $5.99, which was determined by a valuation model. Maximum performance dollar value includes the increase in applicable awards related to the TSR Modifier, however; threshold dollar value in the table above was not adjusted for the TSR Modifier.

(4)	This column represents the accounting grant date fair value of stock options granted during the fiscal year, determined in accordance with FASB ASC Topic 718. The grant was valued in accordance with the Black Scholes valuation model. The assumptions used in determining the grant date fair value of the stock options include the following: risk free rate of 1.942%; expected life of five years; volatility of 65.901%; and dividend yield of 3.00%.
(5)	This column reflects annual cash awards earned under the short-term incentive program. Mr. London did not participate in the fiscal 2017 or 2018 short-term incentive program. Ms. Walsh was not eligible for the fiscal 2018 short-term incentive program. No short-term incentive cash awards were earned during fiscal years 2016 and 2018.
(6)	See Fiscal 2018 All Other Compensation table below.
(7)	Mr. London was appointed interim president and chief executive officer on January 1, 2017. Mr. London was appointed to serve as executive chairman upon Mr. James assuming his role as president and chief executive officer on May 1, 2017, and served in this role through July 31, 2017, following which he reassumed the role of non-executive chairman of the board.
(8)	Ms. Ramirez was appointed vice president – controller and interim chief financial officer on October 4, 2017 and served in the role until Ms. Walsh’s appointment as executive vice president and chief financial officer on the date her employment began, January 25, 2018.

40	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

COMPENSATION

The following table describes each component of All Other Compensation for fiscal 2018.

FISCAL 2018 ALL OTHER COMPENSATION
NAME	PAYMENTS RELATING TO EMPLOYEE SAVINGS PLANS (1)	DISABILITY INSURANCE PREMIUMS (2)	LIFE INSURANCE PREMIUMS (3)	OTHER BENEFITS (4)	TOTAL ALL OTHER COMPENSATION
Alasdair B. James (appointed May 1, 2017)	$16,154	$2,901	$ 623	$58,890	$78,568
Terry E. London (January 1, 2017 through April 30, 2017)	$ 0	$ 0	$2,901	–	$ 2,901
Nancy A. Walsh (appointed January 25, 2018)	$ 0	$ 378	$ 0	$22,957	$23,335
Jeffrey N. Boyer (resigned October 3, 2017)	$17,312	$3,026	$1,429	–	$21,767
Darla D. Ramirez (October 4, 2017 through January 24, 2018)	$18,292	$ 0	$ 258	–	$18,550
Catherine David (resigned May 1, 2018)	$28,404	$3,802	$1,408	–	$33,614
Michael R. Benkel	$31,066	$2,977	$ 876	–	$34,919
Bhargav J. Shah (appointed August 7, 2017)	$10,053	$1,284	$ 228	$38,202	$49,767

(1)	This column reports Pier 1 Imports’ aggregate matching and employer discretionary contributions to the NEOs 401(k) savings account, Deferred Compensation Plan account and Stock Purchase Plan account. Those contributions are set forth in the Fiscal 2018 Matching Contributions table below.
(2)	This column reports premiums paid on behalf of the NEOs for supplemental disability insurance coverage.
(3)	This column reports premiums paid on behalf of the NEOs for basic term life insurance.
(4)	Perquisites and personal benefits if any, for each NEO (other than Mr. James, Ms. Walsh and Mr. Shah), which are less than $10,000 in the aggregate are not shown. Amounts shown in this column report reimbursements for moving and relocation expenses for Mr. James, Ms. Walsh and Mr. Shah.

The following table describes aggregate matching and employer discretionary contributions to the NEO’s 401(k) savings account, Deferred Compensation Plan account and Stock Purchase Plan account.

FISCAL 2018 MATCHING CONTRIBUTIONS
NAME	401(k)	DCP	SPP	TOTAL
Alasdair B. James (appointed May 1, 2017)	$0	$16,154	$0	$16,154
Terry E. London (January 1, 2017 through April 30, 2017)	$0	$0	$0	$0
Nancy A. Walsh (appointed January 25, 2018)	$0	$0	$0	$0
Jeffrey N. Boyer (resigned October 3, 2017)	$5,215	$9,972	$2,125	$17,312
Darla D. Ramirez (October 4, 2017 through January 24, 2018)	$8,496	$8,046	$1,750	$18,292
Catherine David (resigned May 1, 2018)	$8,100	$18,279	$2,025	$28,404
Michael R. Benkel	$8,100	$14,623	$8,343	$31,066
Bhargav J. Shah (appointed August 7, 2017)	$4,904	$1,471	$3,678	$10,053

Pier 1 Imports’ 401(k) and Stock Purchase Plan are broad based plans available to all eligible employees on a non-discriminatory basis.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	41

COMPENSATION

Grants of Plan-Based Awards for the Fiscal Year Ended March 3, 2018

We granted short-term incentive cash awards to the NEOs for fiscal 2018 pursuant to the Pier 1 Imports, Inc. 2015 Stock Incentive Plan as described in Compensation Discussion and Analysis – Analysis of Fiscal 2018 Compensation – Short-Term Incentive above.

We granted long-term incentive awards to NEOs as described in Compensation Discussion and Analysis –Analysis of Fiscal 2018 Compensation – Long-Term Incentive. Those grants were made pursuant to the Pier 1 Imports, Inc. 2015 Stock Incentive Plan with the exception of a portion of Mr. James’ time-based restricted stock and stock options, which were granted as inducement grants outside of the Plan.

The restricted stock awards (performance-based and time-based) granted in fiscal 2018 have voting rights but are not eligible to receive cash dividends prior to vesting.

The following table sets forth information relating to grants of plan-based awards during the fiscal year ended March 3, 2018 included in the “Summary Compensation Table for the Fiscal Years Ended March 3, 2018, February 25, 2017, and February 27, 2016.”

NAME	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (3)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Share)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS (4) ($)
		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Alasdair B. James (appointed May 1, 2017)	05/02/2017	$250,000	$833,333	$1,666,667		N/A			N/A	N/A	N/A
	05/02/2017				48,352	107,450	236,390		N/A	N/A	$358,883
	05/02/2017				48,352	107,450	236,390		N/A	N/A	$358,883
	05/02/2017					N/A		71,633	N/A	N/A	$478,508
	05/02/2017					N/A		71,633	N/A	N/A	$478,508
	05/02/2017								277,220	$6.68	$892,648
	05/02/2017								33,749	$6.68	$108,672
Terry E. London (1)	05/01/2017					N/A		142,857	N/A	N/A	$939,999
(January 1, 2017 through April 30, 2017)
Nancy A. Walsh (1)	01/25/2018					N/A		182,481	N/A	N/A	$671,530
(appointed January 25, 2018)
Jeffrey N. Boyer (resigned October 3, 2017)	04/06/2017	$67,969	$226,563	$453,125		N/A			N/A	N/A	N/A
	04/14/2017				10,271	22,825	50,215		N/A	N/A	$75,212
	04/14/2017				10,272	22,827	50,219		N/A	N/A	$75,205
	04/14/2017					N/A		30,434	N/A	N/A	$200,560
Darla D. Ramirez (October 4, 2017 through January 24, 2018)	04/06/2017	$21,259	$70,863	$141,725		N/A			N/A	N/A	N/A
	04/14/2017				1,229	2,732	6,010		N/A	N/A	$9,002
	04/14/2017				1,229	2,732	6,010		N/A	N/A	$9,002
	04/14/2017					N/A		5,464	N/A	N/A	$36,008
Catherine David (resigned May 1, 2018)	04/06/2017	$101,250	$337,500	$675,000		N/A			N/A	N/A	N/A
	04/14/2017				8,804	19,565	43,043		N/A	N/A	$64,463
	04/14/2017				8,804	19,566	43,045		N/A	N/A	$64,470
	04/14/2017					N/A		26,086	N/A	N/A	$171,907
Michael R. Benkel	04/06/2017	$81,000	$270,000	$540,000		N/A			N/A	N/A	N/A
	04/14/2017				7,042	15,651	34,432		N/A	N/A	$51,567
	04/14/2017				7,043	15,653	34,436		N/A	N/A	$51,573
	04/14/2017					N/A		20,869	N/A	N/A	$137,527
Bhargav J. Shah (appointed August 7, 2017)	08/08/2017	$55,781	$185,938	$371,875		N/A			N/A	N/A	N/A
	08/08/2017				12,338	27,419	60,321		N/A	N/A	$63,061
	08/08/2017				12,339	27,420	60,324		N/A	N/A	$63,066
	08/08/2017					N/A		36,558	N/A	N/A	$168,167

(1)	Mr. London and Ms. Walsh were not eligible to participate in the short-term incentive program.
(2)	These columns show the potential value of the payout for each NEO under the annual short-term incentive cash award described above (grant date April 6, 2017, other than Mr. James whose grant date was May 2, 2017 and Mr. Shah whose grant date was August 8, 2017) if the threshold, target or maximum amount of the Profit Goal and merchandise margin dollars goal for fiscal 2018 was met. Mr. Boyer departed on October 3, 2017 and was not eligible to receive a payout. The calculations for the short-term incentives are based on the NEOs’ fiscal 2018 annual base salary. The fiscal 2018 annual base salary in effect for incentive cash award calculations for Mr. James was $1,000,000; for Mr. Boyer was $500,000 for the period February 26, 2017 through May 6, 2017 and $525,000 for the period May 7, 2017 through October 3, 2017; for Ms. Ramirez was $221,000 for the period February 26, 2017 through May 6, 2017, $228,500 for the period May 7, 2017 through September 30, 2017 and $250,000 for the period October 1, 2017 through March 3, 2018; for Ms. David was $450,000; for Mr. Benkel was $360,000; and for Mr. Shah $425,000. The Realized Profit and merchandise margin dollars for fiscal 2018 were below the threshold set for Fiscal 2018 and, as a result, no fiscal 2018 short-term incentives were earned.

42	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

COMPENSATION

(3)	These columns show the potential number of shares that will vest for each NEO (other than Mr. London and Ms. Walsh) under the Profit Goal performance-based shares awarded if the threshold, target, or maximum amount of the fiscal 2018-2020 Profit Goal is met. These columns also show the potential number of shares that will vest under the ROIC performance-based shares awarded if the threshold, target, or maximum three-year average ROIC is met. Both the Profit Goal and the ROIC performance-based shares are subject to the TSR Modifier. The effect of the increase or decrease related to the TSR Modifier is included in the threshold and maximum columns above.
(4)	This column represents the aggregate grant date fair value of performance-based and time-based restricted stock awarded during the fiscal year, computed in accordance with FASB ASC Topic 718. Refer to footnote 3 of the Summary Compensation Table for additional information.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	43

COMPENSATION

Outstanding Equity Awards Table for the Fiscal Year Ended March 3, 2018

The following table provides information on the current outstanding stock option and unvested restricted stock awards held by each NEO as of the end of fiscal 2018. Market value was determined using the closing price of Pier 1 Imports common stock of $3.16 (the NYSE closing price on March 2, 2018, which was the last trading day of fiscal 2018).

NAME	GRANT DATE (1)	OPTION AWARDS						STOCK AWARDS
		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (3) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (4) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Alasdair B. James (appointed May 1, 2017)	05/02/2017		310,969	(2)		$6.68	05/02/2027
	05/02/2017							143,266	$452,721
	05/02/2017									236,390	$746,992
	05/02/2017									236,390	$746,992
Terry E. London (January 1, 2017 through April 30, 2017)	05/01/2017							142,857	$451,428

Nancy A. Walsh (appointed January 25, 2018)	01/25/2018							182,481	$576,640

Jeffrey N. Boyer (resigned October 3, 2017)	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A

Darla D. Ramirez (October 4, 2017 January 24, 2018)	04/10/2015							915	$ 2,891
	04/15/2016							3,702	$ 11,698
	04/14/2017							5,464	$ 17,266
	05/11/2015									4,302	$ 13,594
	05/24/2016									6,076	$ 19,200
	04/14/2017									6,010	$ 18,992
	05/11/2015									1,078	$ 3,406
	05/24/2016									6,078	$ 19,206
	04/14/2017									6,010	$ 18,992
Catherine David (resigned May 1, 2018)	04/10/2015							4,640	$ 14,662
	04/15/2016							18,273	$ 57,743
	04/14/2017							26,086	$ 82,432
	10/16/2014							40,760	$128,802
	05/11/2015									34,116	$107,807
	05/24/2016									44,998	$142,194
	04/14/2017									43,043	$136,016
	05/11/2015									6,824	$ 21,564
	05/24/2016									45,001	$142,203
	04/14/2017									43,045	$136,022
Michael R. Benkel	09/15/2008	10,000				$4.24	09/15/2018
	04/10/2015							3,713	$ 11,733
	04/15/2016							14,619	$ 46,196
	04/14/2017							20,869	$ 65,946
	10/16/2014							40,760	$128,802
	05/11/2015									27,292	$ 86,243
	05/24/2016									35,998	$113,754
	04/14/2017									34,432	$108,805
	05/11/2015									5,460	$ 17,254
	05/24/2016									36,000	$113,760
	04/14/2017									34,436	$108,818
Bhargav J. Shah (appointed August 7, 2017)	08/08/2017							36,558	$115,523
	08/08/2017									60,321	$190,614
	08/08/2017									60,324	$190,624

(1)	For better understanding of this table, an additional column has been included showing the accounting award date of the stock options and restricted stock awards.
(2)	Options granted to Mr. James on May 2, 2017 vest 25% on the third and fourth anniversaries of the grant date and 50% on the fifth anniversary.
(3)	Time-based restricted stock awards to the NEOs vest according to the following schedule:

GRANT DATE	VESTING
04/10/2015, 04/15/2016, 04/14/2017, 08/08/2017 and 01/25/2018	33%, 33% and 34%, respectively, on each anniversary of the grant date provided that the participant is employed on the vesting date.
10/16/2014	50% on October 16, 2019 and 50% on October 16, 2020 provided that the participant is employed on the vesting date.
05/02/2017	40%, 40%, 20%, respectively, on each anniversary of the grant date provided that the participant is serving as a director on the vesting date.
05/02/2017	71,633 shares vest 33%, 33% and 34%, respectively, on each anniversary of the grant date provided that the participant is employed on the vesting date.
05/02/2017	71,633 shares vest on May 2, 2020 (three-year cliff vest) provided that the participant is employed on the vesting date.

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COMPENSATION

(4)	Performance-based restricted stock awards to the NEOs vest according to the following schedule, provided that the participant is employed on the vesting date, which is the date of filing of Pier 1 Imports’ Annual Report on Form 10-K for the applicable fiscal year for Profit Goal performance-based shares and is within 30 days of the end of the measurement period for TSR performance-based shares.

GRANT DATE	VESTING	PERFORMANCE MEASURE	MEASUREMENT PERIODS
05/11/2015	100% (cliff vest)	Profit Goal	Fiscal 2016-2018 (cumulative)
05/24/2016	100% (cliff vest)	Profit Goal	Fiscal 2017-2019 (cumulative)
04/14/2017, 05/02/2017 and 08/08/2017	100% (cliff vest)	Profit Goal	Fiscal 2018-2020 (cumulative)
05/11/2015	100% (cliff vest)	TSR v. peers	End of fiscal 2018
05/24/2016	100% (cliff vest)	ROIC	Fiscal 2017-2019 (three-year average)
04/14/2017, 05/02/2017 and 08/08/2017	100% (cliff vest)	ROIC	Fiscal 2018-2020 (three-year average)

Number of shares shown for TSR performance-based shares is the maximum amount. Number of shares for the 05/11/2015, 05/24/2016, 04/14/2017, 05/02/2017 and 08/08/2017 Profit Goal performance-based shares and the 05/24/2016, 04/14/2017, 05/02/2017 and 08/08/2017 ROIC performance-based shares is the maximum amount. The increase related to the TSR Modifier is included in the maximum amount for the Profit Goal and ROIC performance-based shares. The threshold, target and maximum amount of performance-based shares for fiscal 2018 are shown above in the table included under the caption “Grants of Plan-Based Awards for the Fiscal Year ended March 3, 2018.”

Option Exercises and Stock Vested Table for the Fiscal Year Ended March 3, 2018

The following table provides information for each NEO about the number of shares for which forfeiture restrictions lapsed upon the vesting of restricted stock awards and the value realized. In each event the value realized is before payment of any applicable withholding tax and broker commissions.

	OPTION AWARDS		STOCK AWARDS(1)
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Alasdair B. James (appointed May 1, 2017)	0	–	0	–
Terry E. London (January 1, 2017 through April 30, 2017)	0	–	0	–
Nancy A. Walsh (appointed January 25, 2018)	0	–	0	–
Jeffrey N. Boyer (resigned October 3, 2017)	0	–	15,208	$ 91,001
Darla D. Ramirez (October 4, 2017 through January 24, 2018)	0	–	3,507	$ 24,096
Catherine David (resigned May 1, 2018)	0	–	18,684	$128,770
Michael R. Benkel	0	–	15,140	$104,396
Bhargav J. Shah (appointed January 25, 2018)	0	–	0	–

(1)	The value realized on the vesting of restricted stock awards is equal to the closing market price of Pier 1 Imports common stock on the date of vesting (or the last trading day before vesting, if applicable) times the number of shares acquired upon vesting. The Number of Shares Acquired on Vesting and Value Realized on Vesting columns include shares that were withheld at the time of vesting to satisfy tax withholding requirements.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	45

COMPENSATION

Non-Qualified Deferred Compensation Table for the Fiscal Year Ended March 3, 2018

The following table shows the value as of the fiscal year ended March 3, 2018 of each NEO’s total benefit, other than Mr. London and Ms. Walsh, under the non-qualified deferred compensation plans of Pier 1 Imports in which the NEO participates. Mr. London and Ms. Walsh did not participate in the non-qualified deferred compensation plans during fiscal 2018. Our non-qualified deferred compensation plans are:

●	Pier 1 Benefit Restoration Plan II – The Pier 1 Benefit Restoration Plan II (“BRP II”) permitted select members of management and highly compensated employees of Pier 1 Imports to defer compensation. Additionally, we recognized the value of the past and present services of employees participating in the BRP II by making matching contributions to employee deferrals plus paying interest on the deferral and match amounts. During fiscal 2011, BRP II was closed to further deferral elections by participants. The final participant contributions and Pier 1 Imports matching contributions to BRP II were credited to the plan in fiscal 2012. Account balances in BRP II will continue to earn interest at an annual rate equal to a daily average Moody’s Corporate Bond Index plus 1% until the account balance is distributed to the participant.

●	Pier 1 Imports, Inc. Deferred Compensation Plan – Effective January 1, 2011, the Pier 1 Imports, Inc. Deferred Compensation Plan (“DCP”) was adopted. The DCP permits select members of management and highly compensated employees of Pier 1 Imports to defer up to 50% of their compensation (generally W-2 earnings). Participants’ compensation deferrals and earnings on those deferrals are fully vested. No loans are permitted. Pier 1 Imports’ matching contribution is (i) 100% of the first one percent of the participant’s compensation deferral, and (ii) 50% of the next four percent of the participant’s compensation deferral. Historically, matching contributions and the earnings on those contributions were subject to the same vesting requirements as Pier 1 Imports’ 401(k) retirement plan regardless of whether the participant actually participated in the 401(k) plan. The 401(k) plan’s vesting schedule is 20% per year of service (as defined in the plan) beginning with two years of service. Participants are fully vested in Pier 1 Imports’ matching contributions plus earnings at six years of service with Pier 1 Imports. As of January 1, 2018, the vesting schedule for matching contributions to the DCP changed to a three-year cliff vesting schedule based on years of service as defined under the DCP.

We may credit to any participant’s account an amount we determine in our sole and complete discretion. A participant is vested in a discretionary contribution in accordance with a vesting schedule, which could be time-based, performance-based, or both, as determined by Pier 1 Imports. If vesting is time-based, then no vesting can occur for a period of twelve months from the date the discretionary contribution is credited to the participant’s account. If vesting is performance-based, then the performance period cannot end on or before the date that is the six-month anniversary of the date the discretionary contribution is credited to the participant’s account. Subject to plan rules, participants may elect to have their discretionary contribution paid to them upon vesting or after separation from Pier 1 Imports, provided such separation occurs after vesting.

Each participant may allocate their deferral amounts and Pier 1 Imports’ matching contributions and any discretionary contributions among different deemed investment crediting options, which cover various asset classes. Participant accounts are credited with the same earnings or losses as the deemed investment crediting options and are subject to the same investment risk as an actual investment in the deemed investment crediting options. Subject to plan rules, participants may elect to have their deferral account balance paid to them while employed or after separation from Pier 1 Imports; provided, however, that upon separation of employment, any unpaid amounts elected to be paid while employed will be paid after separation of employment. Vested matching account balances are distributed to participants only after separation from Pier 1 Imports.

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COMPENSATION

Trusts have been established for the purpose of setting aside funds to be used to settle obligations under the non-qualified deferred compensation plans described above. Refer to note 5 to the Pier 1 Imports, Inc. consolidated financial statements in the 2018 Form 10-K for additional information about the trust assets.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR(1) ($)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR(2) ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)		AGGREGATE WITHDRAWALS / DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR-END(5) ($)
Alasdair B. James (appointed May 1, 2017)
DCP	$ 26,923	$16,154	$ 2,457	(3)	$0	$ 45,534
Terry E. London (January 1, 2017 through April 30, 2017)	N/A	N/A	N/A		N/A	N/A
Nancy A. Walsh (appointed January 25, 2018)	N/A	N/A	N/A		N/A	N/A
Jeffrey N. Boyer (resigned October 3, 2017)
DCP	$ 16,620	$ 9,972	$ 43,936	(3)	$0	$ 268,731	(6)
Darla D. Ramirez (October 4, 2017 through January 24, 2018)
BRP II	N/A	N/A	$ 520	(4)	$0	$ 11,178
DCP	$ 11,787	$ 8,046	$ 11,486	(3)	$0	$ 157,353
Catherine David (resigned May 1, 2018)
BRP II	N/A	N/A	$ 7,934	(4)	$0	$ 170,645
DCP	$209,423	$18,279	$324,857	(3)	$0	$2,305,446
Michael R. Benkel
BRP II	N/A	N/A	$ 2,012	(4)	$0	$ 43,265
DCP	$ 36,000	$14,623	$ 58,188	(3)	$0	$ 429,511
Bhargav J. Shah (appointed August 7, 2017)
DCP	$ 2,452	$ 1,471	($ 32	)(3)	$0	$ 3,891

(1)	Reflects participation in the DCP by each NEO during fiscal 2018. Executive contribution amounts are included in each NEO’s salary amount in the table included in the Summary Compensation Table for the Fiscal Years Ended March 3, 2018, February 25, 2017, and February 27, 2016 above. Mr. London and Ms. Walsh did not participate in the DCP.
(2)	Reflects Pier 1 Imports’ matching and any discretionary contributions credited to the DCP account of each NEO during fiscal 2018. These amounts are included as 2018 compensation in the All Other Compensation column in the Summary Compensation Table for the Fiscal Years Ended March 3, 2018, February 25, 2017, and February 27, 2016 above.
(3)	Reflects any earnings/losses of the deemed investment crediting options held in the participant’s DCP account.
(4)	Reflects interest earnings on BRP II accounts during fiscal 2018. The interest earnings are the total amount of interest payments received. Messrs. James, London, Boyer and Shah and Ms. Walsh did not participate in the BRP II.
(5)	As of March 3, 2018, all of the NEOs that participate in BRP II are fully vested. Mr. Benkel and Mmes. David and Ramirez were fully vested in the DCP. Mr. Boyer was 40% vested on his resignation date, and Messrs. James and Shah were 20% vested in DCP matching contributions and earnings on those contributions.
(6)	These amounts, subject to any earnings/losses, were paid to Mr. Boyer on April 23, 2018 in connection with his resignation.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	47

COMPENSATION

Potential Payments upon Termination or Change in Control

The following table shows potential payments to the NEOs under existing agreements, plans or arrangements to which they are a party for various scenarios including a change in control or termination of employment, assuming the event occurred on March 3, 2018 and, where applicable, using the closing price of Pier 1 Imports common stock of $3.16 (the NYSE closing price on March 2, 2018). Potential payments to the NEOs upon termination of employment under Pier 1 Imports’ non-qualified deferred compensation arrangements are discussed above under the caption “Non-Qualified Deferred Compensation Table for the Fiscal Year Ended March 3, 2018.” Mr. London was not serving as an executive officer and was not employed by Pier 1 Imports on March 3, 2018 and is not included in the table below. Mr. Boyer voluntarily terminated his employment prior to the fiscal year end and is not included in the table below.

These disclosures are based on the terms and provisions of the agreements, plans and arrangements as they existed at the end of Pier 1 Imports’ fiscal 2018 and our interpretation of those terms and provisions at that time. One or more of the plans identified may allow the compensation committee to amend the plan or award agreements pursuant to the plan, subject in particular situations to certain restrictions. In such an event, the disclosures shown below would vary depending on the amendment or restriction.

Under the 2006 Plan and the 2015 Plan the compensation committee may, in its discretion, notwithstanding the grant agreement, upon a participant’s retirement fully vest any and all Pier 1 Imports common stock awarded pursuant to a restricted stock award. Although the plans do not define retirement, for the purposes of this table, eligibility for early retirement assumes attainment of age 55 plus 15 years of service with Pier 1 Imports, and eligibility for normal retirement assumes age 65 regardless of years of service. These are the same parameters for early retirement and normal retirement used in Pier 1 Imports’ stock option awards. As of March 3, 2018, Messrs. James, Benkel and Shah and Mmes. Walsh, Ramirez and David are respectively ages 47, 49, 42 and 57, 55 and 54, therefore no amounts are included in the table for retirement.

NAME	TERMINATION WITHOUT CAUSE / GOOD REASON ($)	CHANGE IN CONTROL ($)	DEATH / DISABILITY ($)
Alasdair B. James (appointed May 1, 2017)
Severance	$2,000,000(1)	N/A	N/A
Restricted Stock Awards
Time-based	$ 452,721(1)	$452,721(2)	$452,721(5)
Performance-based
Profit Goal Shares	$ 339,542(1)	$339,542(2)	$ 0(5)
ROIC Shares	$ 339,542(1)	$339,542(2)	$ 0(5)

Nancy A. Walsh (appointed January 25, 2018)
Severance	$ 575,000(1)	N/A	N/A
Restricted Stock Awards
Time-based	$ 576,640(1)	$576,640 (4)	$576,640(5)
Darla D. Ramirez (October 4, 2017 through January 24, 2018)
Restricted Stock Awards
Time-based	$ 31,856(3)	$ 31,856 (4)	$ 31,856(5)
Performance-based
Profit Goal Shares	$ 0(3)	$ 51,786(4)	$ 0(5)
TSR Shares	$ 0(3)	$ 3,406(4)	$ 0(5)
ROIC Shares	$ 0(3)	$ 38,198(4)	$ 0(5)

Catherine David (resigned May 1, 2018)
Restricted Stock Awards
Time-based	$ 154,837(3)	$154,837(4)	$154,837(5)
Time-based (Career Share Grants)	$ 128,802(3)	$128,802(4)	$128,802(5)
Performance-based
Profit Goal Shares	$ 0(3)	$386,016(4)	$ 0(5)
TSR Shares	$ 0(3)	$ 21,564(4)	$ 0(5)
ROIC Shares	$ 0(3)	$278,225(4)	$ 0(5)

Michael R. Benkel
Restricted Stock Awards
Time-based	$ 123,875(3)	$123,875(4)	$123,875(5)
Time-based (Career Share Grants)	$ 128,802(3)	$128,802(4)	$128,802(5)
Performance-based
Profit Goal Shares	$ 0(3)	$308,802(4)	$ 0(5)
TSR Shares	$ 0(3)	$ 17,254(4)	$ 0(5)
ROIC Shares	$ 0(3)	$222,578(4)	$ 0(5)

Bhargav J. Shah (appointed August 7, 2017)
Restricted Stock Awards
Time-based	$ 115,523(3)	$115,523(4)	$115.523(5)
Performance-based
Profit Goal Shares	$ 0(3)	$190,614(4)	$ 0(5)
ROIC Shares	$ 0(3)	$190,624(4)	$ 0(5)

48	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

COMPENSATION

(1)	Mr. James and Ms. Walsh are each parties to executive severance agreements which provide for cash severance equal to one year’s salary for Ms. Walsh and two years’ salary for Mr. James in the event of the executive’s termination without cause or good reason. In addition, each executive will receive reasonable outplacement benefits. Entitlement to any unvested awards under the short-term incentive or long-term incentive plans is based on the terms of the governing plan document. For purposes of this table, we have assumed such awards would vest at target levels. Payment of these amounts is conditioned on the executive’s adherence to a one-year restriction on competition and solicitation.
(2)	Mr. James’ offer letter states in the event of a change in control, if the successor does not assume the awards or successor assumes awards but terminates the employee without cause or the employee resigns with good reason, all time-based awards, restricted stock or options will fully vest. All performance-based awards will vest at target and payout on a pro rata basis based on time elapsed prior to change in control or termination of employment. All of Mr. James’ stock options have an exercise price that was higher than the closing sales price of the Company’s common stock as of March 3, 2018.
(3)	Under the 2006 Plan and the 2015 Plan the compensation committee may, in its discretion, notwithstanding the grant agreement, upon termination without cause, fully vest any and all Pier 1 Imports common stock awarded pursuant to a restricted stock award. If, however, the award was granted to a “covered employee” (as defined in the applicable Treasury Regulations) and the award was designed to meet the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, this column assumes that the award was not accelerated. The amounts shown assume the compensation committee fully vested any and all time-based restricted stock grants.
(4)	Under the 2006 Plan and the 2015 Plan the compensation committee may, in its discretion, upon a corporate change (as defined in the plan) fully vest any or all common stock awarded pursuant to a restricted stock award. The fiscal 2018 form of award agreements for grants of restricted stock provide for double trigger vesting following a corporate change. The amounts shown assume the compensation committee fully vested the restricted stock grants for Messrs. Benkel and Shah and Mmes. Walsh, Ramirez and David under the 2006 Plan and/or the 2015 Plan, as applicable.
(5)	Under the 2006 Plan and the 2015 Plan the compensation committee may, in its discretion, upon death or disability, fully vest a restricted stock award. If, however, the award was granted to a “covered employee” (as defined in the applicable Treasury Regulations) and the award was designed to meet the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, this column assumes that the award was not accelerated. The amounts shown assume the compensation committee fully vested any and all time-based restricted stock grants.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	49

CHIEF EXECUTIVE OFFICER PAY RATIO

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of Mr. James, who has served as the Company’s chief executive officer since May 1, 2017, to the annual total compensation of the median employee of the Company (the “Pay Ratio Disclosure”).

The annual total compensation for fiscal 2018 for Mr. James for purposes of Pay Ratio Disclosure was $4,064,959 and for the median employee was $6,580, resulting in a ratio of 618 to 1.

To determine the median employee, we applied the following methodology:

●	We identified our total employee population as of March 3, 2018, including full-time, part-time, temporary and seasonal workers, but excluding the chief executive officer.

●	For our U.S. employees, we used W-2 Box 1 wages for fiscal year 2018, beginning February 26, 2017 through March 3, 2018.

●	For our Canadian employees, we used taxable wages for fiscal year 2018, beginning February 26, 2017 through March 3, 2018, and translated the results to the U.S. dollar equivalent based on the exchange rate as of March 2, 2018.

Using this methodology, we determined that the median employee was a limited-time employee located in the U.S. with an annual total compensation of $6,580 for fiscal 2018, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which includes base pay, overtime pay and the Company’s matching contribution to that employee’s 401(k) plan.

Because Mr. James did not serve as the chief executive officer for the full fiscal year, we elected to annualize his compensation as provided in the rule. The portions annualized by the Company included base salary as well as the Company’s matching contributions to Mr. James’ deferred compensation plan and disability and life insurance premiums. No other adjustments were made to the remaining components of Mr. James’ annual total compensation as reported in the fiscal 2018 Summary Compensation Table. As a result of these annualizing adjustments, for purposes of the Pay Ratio Disclosure, Mr. James’ annual total compensation of $4,064,959 for fiscal 2018 differs from the amount of $3,881,593 reported in the fiscal 2018 Summary Compensation Table (see page 40).

Further, Mr. James received certain awards in connection with his employment that will not be part of his ongoing compensation, including a sign-on bonus, long-term incentive awards granted as inducement awards and relocation benefits. If we exclude those one-time awards, his annualized compensation would have been $2,226,241, resulting in a pay ratio of approximately 338 to 1.

50	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding Pier 1 Imports’ equity compensation plans as of March 3, 2018.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANT AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN THE FIRST COLUMN)
Equity compensation plans approved by Shareholders
Pier 1 Imports, Inc. 2006 Stock Incentive Plan	74,300	$9.11	0
Pier 1 Imports, Inc. 2015 Stock Incentive Plan	297,220	$6.69	6,023,157	(1)
Pier 1 Imports, Inc. Stock Purchase Plan	–	–	2,476,267
Equity compensation plans not approved by Shareholders (2)	33,749	$6.68	0

Total:	405,269	$7.13	8,499,424

(1)	As of April 27, 2018, the plan had 6,313,500 shares available for issuance.
(2)	Equity compensation plans not approved by shareholders represent the employment inducement stock option awards granted to Mr. James on May 2, 2017.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	51

AUDIT MATTERS

Audit Committee Report

Each member of the audit committee is an independent director, pursuant to the independence requirements of the SEC and NYSE. In accordance with the committee’s written charter, the committee assists the board of directors in overseeing the quality and integrity of Pier 1 Imports’ accounting, auditing and financial reporting practices. In performing its oversight function, the committee reviewed and discussed Pier 1 Imports’ audited consolidated financial statements as of and for the fiscal year ended March 3, 2018, with management and Ernst & Young LLP, Pier 1 Imports’ independent registered public accounting firm for fiscal 2018, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures reflected in the financial statements. The committee also discussed with Ernst & Young LLP all matters required by applicable Public Company Accounting Oversight Board standards and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements.

The committee obtained from Ernst & Young LLP a formal written statement describing all relationships between the firm and Pier 1 Imports that might affect the firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the audit committee concerning independence. The committee also discussed with Ernst & Young any relationships that may have an impact on its objectivity and independence and was satisfied that the firm is independent. The committee also considered whether the provision of non-audit services by Ernst & Young LLP to Pier 1 Imports is compatible with maintaining the firm’s independence.

Based on the above-described review and discussions with management and Ernst & Young LLP, the committee recommended to the board of directors that Pier 1 Imports’ audited consolidated financial statements be included in Pier 1 Imports’ Annual Report on Form 10-K for the fiscal year ended March 3, 2018, for filing with the SEC.

AUDIT COMMITTEE

Ann M. Sardini, Chair

Claire H. Babrowski

Brendan L. Hoffman

52	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

AUDIT MATTERS

Relationship with Independent Registered Public Accounting Firm

The audit committee is directly responsible for the appointment, compensation, retention and oversight of Pier 1 Imports’ independent registered public accounting firm. As described below, the audit committee has approved the engagement of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2019.

The audit committee engaged Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018 and the shareholders ratified that engagement at the annual meeting of the shareholders held on June 22, 2017. A representative of Ernst & Young LLP is expected to be present at the annual meeting of shareholders and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from shareholders.

PROPOSAL NO. 3 – Ratification of Engagement of Ernst & Young LLP

A proposal to ratify the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2019.

The audit committee has approved the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2019. Ernst & Young LLP served as our independent registered public accounting firm for fiscal 2018 and has served in that capacity since fiscal 1996. Although approval or ratification of such engagement is not required, we are seeking the shareholders’ ratification of the audit committee’s engagement of Ernst & Young LLP as the board of directors and management believe that allowing shareholders to express their view on the matter is good corporate governance. SEC and NYSE rules require that the audit committee “…must be directly responsible for the appointment…of any registered public accounting firm…” While shareholder ratification is not binding on Pier 1 Imports, any failure of the shareholders to ratify the audit committee’s engagement of Ernst & Young LLP as our independent registered public accounting firm would be considered by the audit committee in engaging Ernst & Young LLP for future services.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this proposal is required to ratify the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2019. Abstentions will be counted as represented and entitled to vote on this proposal and will have the effect of a vote “Against” the proposal.

The board of directors unanimously recommends a vote “For” the ratification of the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2019.

Independent Registered Public Accounting Firm Fees

The following table presents fees incurred for professional services rendered by Ernst & Young LLP, Pier 1 Imports’ independent registered public accounting firm, for fiscal years ended March 3, 2018 and February 25, 2017.

	MARCH 3, 2018	FEBRUARY 25, 2017
Audit Fees (1)	$1,238,600	$1,172,900
Audit Related Fees (2)	$33,000	$33,000
Tax Fees (3)	$26,800	$81,868
All Other Fees (4)	$2,000	$2,111
Total Fees	$1,300,400	$1,289,879

(1)	Includes fees for services related to the annual audit of the consolidated financial statements, required statutory audits, if any, reviews of Pier 1 Imports’ quarterly reports on Form 10-Q, the independent registered public accounting firm’s report on Pier 1 Imports’ internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002, and any registration statements during the respective periods.
(2)	Includes fees for services related to the Pier 1 Imports, Inc. Stock Purchase Plan and Pier 1 Imports’ consolidated balance sheet audits.
(3)	Includes fees for services related to tax compliance, tax advice and tax planning.
(4)	Includes fees for subscription to online research tool.

Pre-approval of Non-audit Fees

The audit committee has adopted a policy that requires advance approval of all audit, audit related, tax and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the audit committee of specifically defined audit, audit related and tax services. Unless the specific service has been previously pre-approved with respect to a fiscal year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The audit committee has delegated to the chair of the audit committee, or any of its other members, authority to approve permitted services up to $50,000 per engagement provided that any pre-approval decisions are reported to the committee at its next scheduled meeting.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	53

QUESTIONS AND ANSWERS REGARDING

THE PROXY STATEMENT AND ANNUAL MEETING

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet or, upon your request, have delivered printed versions of these materials to you by mail. These materials are being provided in connection with our solicitation of proxies for use at the annual meeting of shareholders to be held on Tuesday, June 26, 2018, at 10:00 a.m. local time or at any adjournment or postponement thereof. Accordingly, we sent a Notice on or about May 16, 2018, to Pier 1 Imports’ shareholders entitled to receive notice of and to vote at the meeting.

All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials over the Internet.

You are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. The annual meeting will be held at Pier 1 Imports’ corporate headquarters located at 100 Pier 1 Place, Fort Worth, Texas 76102, on the Mezzanine Level in Conference Center Room C.

How can I access the proxy materials electronically?

The Notice will provide you with instructions regarding how to:

●	view Pier 1 Imports’ proxy materials for the annual meeting over the Internet; and

●	instruct Pier 1 Imports to send future proxy materials to you electronically by email.

Our proxy materials are also available on our website at www.pier1.com/annualreport.

If you previously elected to access your proxy materials over the Internet, you will not receive a Notice or printed proxy materials in the mail. Instead, you will receive an email with a link to the proxy materials and voting instructions.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you thereby lowering the costs associated with the annual meeting. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Shareholders of Record: To elect to receive our future proxy statement and annual report materials and notice of Internet availability of proxy materials electronically and manage your account, you may enroll in Investor Center offered by our transfer agent, Computershare Inc. Log into, or activate, your Investor Center account by going to http://www.computershare.com/investor and following the step-by-step instructions through the enrollment process.

Beneficial Owners: If you hold your shares in a brokerage account or with a bank or other intermediary, you may also have the opportunity to receive or access copies of these materials electronically. Please review the information provided in the proxy materials or the Notice mailed to you by your broker, bank or other intermediary regarding the availability of this service.

What is included in these materials?

You will receive the Pier 1 Imports, Inc. 2018 Annual Report, which includes the notice of annual meeting of shareholders, this proxy statement for the annual meeting and the 2018 Form 10-K.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the annual meeting.

How do I change the number of copies of the Notice and other proxy materials being delivered to my household for future mailings?

Although we are permitted to send a single Notice and any other proxy materials to shareholders who share the same address through a procedure called “householding,” we have determined that this procedure is not cost effective. However, if you hold your shares through a broker, bank or other intermediary, your intermediary may household the Notice and other proxy materials. If your intermediary households the Notice and other proxy materials and you would like additional copies of the Notice and any other proxy materials, or if you are currently receiving multiple copies of the Notice or other proxy materials and would like to request householding, please contact your broker, bank or intermediary.

54	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Inc., you are considered the “shareholder of record” with respect to those shares. The Notice and the Notice of Annual Meeting of Shareholders have been sent directly to you by us.

If your shares are held in a brokerage account or with a bank or other intermediary, you are considered the “beneficial owner” of these shares. The Notice has been forwarded to you by your broker, bank or other intermediary that is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to instruct your broker, bank or other intermediary how to vote your shares by following their instructions for voting over the Internet or by telephone, or by following their instructions to request a voting instruction form that can be completed and returned by mail.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy prior to the completion of voting at the annual meeting by:

●	sending written notice to Pier 1 Imports’ corporate secretary at 100 Pier 1 Place, Fort Worth, Texas 76102 which must be received prior to June 25, 2018;

●	timely delivering a valid, later-dated proxy; or

●	voting in person at the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other intermediary. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker, bank or other intermediary and present it to the inspector of election with your ballot.

Will my Notice include all my shares?

If you are a shareholder of record, you will receive only one Notice for all the shares of Pier 1 Imports common stock you hold:

●	in certificate form; and

●	in book-entry form;

and, if you are also a Pier 1 Imports employee, the Notice will also include all the shares of Pier 1 Imports common stock you hold:

●	in the Pier 1 Imports, Inc. Stock Purchase Plan; and
●	in book-entry form for restricted stock, if any, including restricted stock you received under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan or the Pier 1 Imports, Inc. 2015 Stock Incentive Plan.

If you are a beneficial owner of shares, the voting instructions you receive from your broker, bank or other intermediary will show the shares of Pier 1 Imports common stock held by it on your behalf. You may receive multiple notices if you have more than one account that holds Pier 1 Imports common stock.

What happens if I do not give specific voting instructions?

If you are a shareholder of record and you sign and return a proxy card without giving specific instructions, the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting. See the response to the question below captioned “Could other matters be decided at the annual meeting?”

If you are a beneficial owner of shares and do not provide your broker, bank or other intermediary with specific voting instructions, then under the rules of the NYSE, your broker, bank or other intermediary may only vote on matters for which it has discretionary power to vote. If your broker, bank or other intermediary does not receive instructions from you on how to vote your shares and such holder does not have discretion to vote on the matter, then that holder will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares and your shares will not be voted on that matter.

Who will count the votes?

Representatives of our transfer agent, Computershare Inc., will tabulate the votes and act as inspector of election.

Is there a list of shareholders entitled to vote at the annual meeting?

The names of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 5:00 p.m., local time, at our corporate headquarters at 100 Pier 1 Place, Fort Worth, Texas 76102, by contacting Pier 1 Imports’ corporate secretary at (817) 252-8000.

What constitutes a quorum?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, is necessary to constitute a quorum.

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	55

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

How are abstentions and “broker non-votes” counted in determining the presence of a quorum?

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other intermediary holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power to vote on that proposal and has not received voting instructions from the beneficial owner.

What are the voting requirements to elect the directors and to approve, or advise the board of directors with respect to, each of the proposals discussed in this proxy statement?

PROPOSAL	VOTE REQUIRED	DISCRETIONARY VOTING ALLOWED?
No. 1 – Election of Directors	Affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors	No
No. 2 – Advisory Approval of the Compensation of Pier 1 Imports’ Named Executive Officers	Affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter	No
No. 3 – Ratification of Engagement of Ernst & Young LLP	Affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter	Yes

If you are a beneficial owner of shares, your broker, bank or other intermediary is entitled to vote your shares on the ratification of the engagement of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2019, even if they, as the holder of record, do not receive voting instructions from you. If you are a beneficial owner, your broker, bank or other intermediary is not entitled to vote on the election of directors or the non-binding, advisory resolution to approve the compensation of our named executive officers absent voting instructions from you. Without your voting instructions, a broker non-vote will occur on these proposals.

How are abstentions and “broker non-votes” counted in voting?

Election of Directors:

A “majority of the votes cast” means that the number of votes cast “For” a nominee for director exceeds the number of votes cast “Against” the nominee. Abstentions and broker non-votes are not considered as votes cast.

Other Proposals:

Broker non-votes will not be counted as a vote either “For” or “Against” Proposal No. 2 (non-binding, advisory resolution to approve the fiscal 2018 compensation of Pier 1 Imports’ named executive officers). An abstention will have the same effect as a vote “Against” Proposals No. 2 and No. 3 (ratification of the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2019).

Could other matters be decided at the annual meeting?

As of the date we began to deliver the Notice, we did not know of any matters to be brought before the annual meeting other than those described in this proxy statement.

If you vote your shares over the Internet or by telephone, or you sign and return a proxy card or voting instruction form, and other matters are properly presented at the annual meeting for consideration, the proxies appointed by the board of directors (the persons named in your proxy card) will have the discretion to vote on those matters for you.

56	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

Who will pay for the cost of this proxy solicitation?

We have hired Innisfree M&A Incorporated to assist in soliciting proxies. We will pay all costs associated with the solicitation, including Innisfree’s fees, which are $15,000 plus expenses. In addition to solicitations by mail, Pier 1 Imports’ officers and employees may solicit proxies on behalf of Pier 1 Imports personally and by telephone or other means, for which they will receive no compensation beyond their normal compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons, and we will reimburse them for their reasonable out-of-pocket and clerical expenses.

Do I need an admission ticket to attend the annual meeting?

You will need an admission ticket or proof of stock ownership to enter the annual meeting. If you are a shareholder of record, your admission ticket is the Notice mailed (or sent electronically) to you or the admission ticket attached to your proxy card if you elected to receive a paper copy of the proxy materials. If you plan to attend the annual meeting, please bring it with you to the annual meeting.

If you are a beneficial owner of shares and you plan to attend the annual meeting, you must present proof of your ownership of Pier 1 Imports common stock, such as a bank or brokerage account statement, to be admitted to the annual meeting.

Pier 1 Imports’ corporate headquarters is accessible to disabled persons and, upon request, it will provide wireless headsets for hearing amplification. Sign interpretation also will be provided upon request. To request either of these accommodations, please contact our Investor Relations Department on or before June 11, 2018. You may make your request by mail to Pier 1 Imports, Inc., Attn.: Investor Relations Department, 100 Pier 1 Place, Fort Worth, Texas 76102 or by telephone at (888) 807-4371.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting. If you have any further questions about attending the meeting, please call Pier 1 Imports’ Investor Relations Department at (888) 807-4371.

OTHER BUSINESS

We do not plan to act on any matters at the meeting other than those described in this proxy statement. If any other business should properly come before the meeting, the persons named in the proxy will vote as described above under the question “Could other matters be decided at the annual meeting?”

SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING OF SHAREHOLDERS

To be included in the proxy statement relating to the 2019 annual meeting of shareholders, shareholder proposals made pursuant to SEC Rule 14a-8 must be received by Pier 1 Imports’ corporate secretary no later than 5:00 p.m., local time, January 16, 2019.

In order to bring a matter before the 2019 annual meeting of shareholders that is not contained in the proxy statement, a shareholder must comply with the shareholder criteria, advance notice, shareholder information and other provisions of Pier 1 Imports’ bylaws governing shareholders bringing matters before the annual meeting. Pier 1 Imports’ bylaws require that it receive written notice of the matter in proper form with the requisite materials and information no earlier than February 26, 2019, and no later than March 28, 2019. You may contact Pier 1 Imports’ corporate secretary to find out what specific information regarding the matter must be included with the advance notice.

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preferences by voting over the Internet or by telephone, or, should you request one, by completing and returning a proxy card or voting instruction form.

Michael A. Carter

Executive Vice President, Compliance and General Counsel, Secretary

May 16, 2018

PIER 1 IMPORTS, INC. | 2018 Proxy Statement	57

PIER 1 IMPORTS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Pier 1 Imports, Inc.’s Corporate Headquarters

100 Pier 1 Place

Fort Worth, Texas 76102

at 10:00 a.m., local time

on June 26, 2018

Reminder: You must present your admission documents as described above under the question “Do I need an admission ticket to attend the annual meeting?” at the admissions table in order to attend the Pier 1 Imports, Inc. Annual Meeting of Shareholders. Doors will open at 9:00 a.m., local time.

Parking will be available on a first-come, first-served basis.

If you have any further questions about attending the meeting, please call

Pier 1 Imports’ Investor Relations Department at (888) 807-4371.

58	PIER 1 IMPORTS, INC. | 2018 Proxy Statement

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Admission Ticket on Reverse Side

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 25, 2018.

Vote by Internet

•	Go to www.investorvote.com/PIR
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone.
•	Outside the USA, US territories & Canada call 1-781-575-2300.
•	Follow the instructions provided by the recorded message.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼	To vote by mail, mark, sign and date your proxy card and detach and return it in the enclosed envelope.	▼

A	Proposals —	The Board of Directors recommends a vote “FOR” the election as a director of each of the nominees named in Proposal
No. 1 and a vote “FOR” Proposal Nos. 2 and 3.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Claire H. Babrowski	☐	☐	☐	02 - Cheryl A. Bachelder	☐	☐	☐	03 - Robert L. Bass	☐	☐	☐
	04 - Hamish A. Dodds	☐	☐	☐	05 - Brendan L. Hoffman	☐	☐	☐	06 - Alasdair B. James	☐	☐	☐
	07 - Terry E. London	☐	☐	☐	08 - Michael A. Peel	☐	☐	☐	09 - Ann M. Sardini	☐	☐	☐

2.	A non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Proxy Statement under the caption “Compensation.”	For ☐	Against ☐	Abstain ☐	3.	The ratification of the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2019.	For ☐	Against ☐	Abstain ☐

NOTE: In their discretion, the proxies are authorized to vote, as described in the Proxy Statement, upon any other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE AND SIGN SECTION B ABOVE.

FOR ADDRESS CHANGES OR COMMENTS, PLEASE COMPLETE SECTION C ON THE REVERSE SIDE OF THIS CARD.

⬛	1 U P X	+

02SU2D

Admission Ticket

Pier 1 Imports, Inc.

2018 Annual Meeting of Shareholders

Tuesday, June 26, 2018 at 10:00 a.m. local time

Pier 1 Imports, Inc. Corporate Headquarters

Mezzanine Level, Conference Center Room C

100 Pier 1 Place, Fort Worth, Texas 76102

If you plan to attend the meeting in person, please bring this ADMISSION TICKET with you to the meeting.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on June 26, 2018. You can view Pier 1 Imports, Inc.’s 2018 Annual Report, which includes Pier 1 Imports, Inc.’s Form 10-K for the fiscal year ended March 3, 2018, Notice of Annual Meeting, and 2018 Proxy Statement, on the Internet at: http://www.investorvote.com/PIR

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PIER 1 IMPORTS, INC. 100 Pier 1 Place, Fort Worth, Texas 76102 PROXY	+

The Board of Directors of Pier 1 Imports, Inc. solicits this proxy for use at the Annual Meeting of Shareholders on June 26, 2018.

The shareholder whose signature appears on the reverse side of this proxy card hereby appoints TERRY E. LONDON, MICHAEL W. TANKERSLEY and MICHAEL A. CARTER, and each of them, proxy or proxies with full power of substitution and revocation as to each of them, to represent and to vote as set forth on this proxy card or as directed by telephone or Internet all the shares of the common stock of Pier 1 Imports, Inc. held of record by the shareholder on April 27, 2018, at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time on June 26, 2018 at Pier 1 Imports, Inc. Corporate Headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102, or any adjournment or postponement of the meeting.

This proxy, when properly executed, will be voted in the manner directed by the shareholder. If no direction is made, this proxy will be voted “FOR” the election as a director of each of the nominees named in Proposal No. 1 and voted “FOR” Proposal Nos. 2 and 3. The proxies are authorized to vote, as described in the Proxy Statement, in their discretion, upon any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or the Internet.

(Continued and to be marked, dated, and signed on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE AND SIGN SECTION B ON THE REVERSE SIDE OF THIS CARD.

⬛	FOR ADDRESS CHANGES OR COMMENTS, PLEASE COMPLETE SECTION C ABOVE.	+